Filed pursuant to Rule 424(b)(5)

File No. 333-291085

PRELIMINARY PROSPECTUS SUPPLEMENT (To Prospectus effective as of November 16, 2025)	Subject to Completion, Dated March 26, 2026

SIMPPLE LTD.

$5,000,000

We are offering [*] ordinary shares of the Company, par value $0.0008 per share (the “Ordinary Shares”) pursuant to this prospectus supplement and the accompanying prospectus.

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “SPPL.” On March 24, 2026, the closing price of our Ordinary Shares, as reported on The Nasdaq Capital Market, was $2.35 per share.

Investing in the shares involves risks. See section titled “Risk Factors” on page S-5 of this prospectus supplement.

We are both an “emerging growth company” and a “foreign private issuer” under applicable U.S. Securities and Exchange Commission rules and as such are eligible for reduced public company disclosure requirements. See section titled “Prospectus Summary — Implications of Being an ‘Emerging Growth Company’ and a ‘Foreign Private Issuer’” for additional information.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	PER SHARE	TOTAL
Public offering price	$	$
Underwriting discount(1)	$	$
Proceeds, before expenses, to us	$	$

(1) The underwriters will receive compensation in addition to the discount. For a description of compensation payable to the underwriters, see “Underwriting” beginning on page S-20.

The underwriters expect to deliver the shares to purchasers against payment on [*], subject to customary closing conditions.

Prospectus Supplement dated [*],2026

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

Neither we nor any underwriters have authorized anyone to provide any information or to make any representations other than that contained in this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we may have referred you. Neither we nor any underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor any underwriters have authorized any other person to provide you with different or additional information. Neither we nor any underwriters are making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus supplement or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus.

For investors outside the United States: Neither we nor any underwriters have done anything that would permit this offering or the possession or distribution of this prospectus supplement in any jurisdiction where action for those purposes is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, this offering of securities and the distribution of this prospectus supplement outside the United States.

We are a company incorporated under the laws of the Cayman Islands. Under the rules of the U.S. Securities and Exchange Commission (the “SEC”) we are currently eligible for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Moreover, a number of our directors and executive officers are not residents of the United States, and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or upon such persons or to enforce against them judgments obtained in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the federal securities laws of the United States.

Market and Industry Data

Market data and certain industry forecast data used in this prospectus supplement and the accompanying prospectus were obtained from internal reports, where appropriate, as well as third-party sources, including independent industry publications, as well as other publicly available information. Data regarding the industries in which we compete and our market position and market share within these industries are inherently imprecise and are subject to significant business, economic and competitive uncertainties beyond our control, but we believe they generally indicate size, position and market share. In addition, assumptions and estimates of our and our industries’ future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors. These and other factors could cause our future performance to differ materially from our assumptions and estimates. As a result, you should be aware that market, ranking and other similar industry data included in this prospectus supplement and the accompanying prospectus, and estimates and beliefs based on that data, may not be reliable.

See “Cautionary Statement Regarding Forward-Looking Statements.”

S-i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains statements that constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, as amended, and Section 21E of the Exchange Act, as amended. Many of the forward-looking statements contained in this prospectus supplement can be identified by the use of forward-looking words such as “anticipate,” “believe,” “may,” “will,” “expect,” “could,” “target,” “predict,” “should,” “plan,” “intend,” “estimate” and “potential,” and similar expressions.

Forward-looking statements appear in a number of places in this prospectus supplement and include, but are not limited to, statements regarding our intent, belief or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This prospectus supplement summary highlights selected information included elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus and does not contain all the information that you should consider before making an investment decision. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” sections and the financial statements and related notes and other information incorporated by reference, before making an investment decision.

All references to “$” or “dollars”, are expressed in US dollars unless otherwise indicated.

Our Corporate Structure and History

The chart below illustrates our corporate structure and identifies our subsidiaries as of the date of this Prospectus Supplement.

Name	Background	Ownership

IFSC Pte. Ltd.	Incorporated on March 18, 2016 as a private company limited by shares under the laws of Singapore	100% owned by SIMPPLE LTD.

Gaussian Robotics Pte. Ltd.	Incorporated on May 18, 2017 as a private company limited by shares under the laws of Singapore. Acquired by IFSC Pte. Ltd. on August 15, 2017	100% owned by IFSC Pte. Ltd.

SIMPPLE Pte. Ltd.	Incorporated on October 13, 2020 as a private company limited by shares under the laws of Singapore	100% owned by IFSC Pte. Ltd.

History and Development of the Company

SIMPPLE LTD. was incorporated in the Cayman Islands on August 24, 2022 as an exempted company under the name “SIMPPLE LTD.”

IFSC was incorporated in Singapore on March 18, 2016 as a private company limited by shares under the name “IFSC Pte. Ltd.”

Gaussian Robotics was incorporated in Singapore on May 18, 2017 as a private company limited by shares under the name “Gaussian Robotics Pte. Ltd.”. Gaussian Robotics became a wholly owned subsidiary of IFSC on August 15, 2017.

SIMPPLE Pte. Ltd. was incorporated in Singapore on October 13, 2020 as a wholly owned subsidiary of IFSC under the name “SIMPPLE Pte. Ltd.”

On October 21, 2022, we consummated a reorganization (the “Reorganization”), pursuant to which SIMPPLE LTD., our Cayman Islands issuer, became the 100% owner of IFSC. IFSC is the 100% owner of both Gaussian Robotics and SIMPPLE Pte. Ltd., and also is engaged in our facilities management software business, including in connection with the SIMPPLE Ecosystem and SIMPPLE.AI. In connection with the Reorganization, the former shareholders of IFSC exchanged their IFSC Ordinary Shares for Ordinary Shares of the Company.

S-1

On March 31, 2024, the Company implemented an employee share incentive plan, the aggregate maximum number of unrestricted shares reserved and available for grant and issuance under the plan was 3,293,000 shares. As of March 25, 2026, a total of 2,400,000 shares have been granted and issued to three consultants under this plan, at an exercise price of $0.35 per share, in consideration for services rendered. These numbers are before share consolidation of the reverse stock split filed on April 3, 2025.

On September 6, 2023, SIMPPLE Australia Pty Ltd (“SPAUS”) was incorporated in Australia as a private company limited by shares. SPAUS was 100% held by IFSC.

On September 12, 2023, SIMPPLE LTD. (the “Company”) entered into an underwriting agreement with Maxim Group LLC, as underwriter named thereof, in connection with its initial public offering (“IPO”) of 1,602,000 Ordinary Shares, par value $0.0001 per share at a price of $5.25 per share. The Company’s Registration Statement on Form F-1 (File No. 333-271067) for the IPO, originally filed with the U.S. Securities and Exchange Commission (the “Commission”) on April 3, 2023 was declared effective by the Commission on September 12, 2023. On September 15, 2023, the Company consummated its IPO.

On September 15, 2023 the Company issued Representative’s Warrants to purchase up to 80,100 Ordinary Shares at $6.30 per share to Maxim Group LLP, substantially in the form of the underwriting agreement entered into in connection with its IPO.

On September 21, 2023, Maxim Group LLC notified the Company of their decision to exercise the over-allotment option to purchase an additional 100,000 Ordinary Share at a price of $5.25 per share. The closing for the sale of the over-allotment shares took place on September 22, 2023.

On October 4, 2023, Maxim Group LLC notified the Company of their decision to exercise the over-allotment option to purchase an additional 60,300 Ordinary Share at a price of $5.25 per share. The closing for the sale of the over-allotment shares took place on October 6, 2023.

Gross proceeds of the Company’s IPO, including the proceeds from the sale of all over-allotment shares, totaled approximately $9.25 million, before deducting underwriting discounts and other related expenses.

On September 6, 2024, SIMPPLE LTD. entered into a series of securities purchase agreement with twelve purchasers, pursuant to which the Company agreed to issue and sell, in a private placement, an aggregate of $1,260,000 of securities, consisting of 4,846,153 ordinary shares of the Company, par value $0.0001 per share and warrants to purchase an aggregate of 4,846,153 Ordinary Shares at an exercise price of $0.13 per share, subject to adjustment therein. Each Warrant was exercisable on or after December 31, 2024 and will expire on December 31, 2027, the third year anniversary of the initial exercise date therein. These numbers are before share consolidation of the reverse stock split filed on April 3, 2025.

On December 13, 2024, the Company underwent a reverse share split, whereby the authorized share capital of the Company was redesignated from US$50,000 divided into 500,000,000 ordinary shares of a nominal or par value of US$0.0001 each, to US$50,000 divided into 62,500,000 ordinary shares, par value US$0.0008 each.

On June 30, 2025, the Company entered into a series of securities purchase with 10 purchasers, pursuant to which the Company agreed to issue and sell, in a private offering, an aggregate of $2,000,001 of securities, consisting of 1,333,334 ordinary shares of the Company, par value $0.0008 per share. The transaction closed on June 30, 2025.

On October 14, 2025, a special resolution was passed, whereby the authorized share capital of the Company was increased to US$3,200,000 divided into 4,000,000,000 Ordinary Shares, par value US$0.0008 each.

Corporate Update

On October 27, 2025, the Company filed a Registration Statement on From F-3. From time to time, the Company may offer, issue and sell up to US$700,000,000 of any combination of the securities described in the prospectus in one or more offerings. The Company may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered thereunder, including any applicable antidilution provisions.

On December 1, 2025, the Company entered into a securities purchase agreement with seven purchasers, pursuant to which the Company agreed to issue and sell, in a private offering, an aggregate of $2,099,992 of securities, consisting of 913,040 ordinary shares of the Company, par value $0.0008 per share. The private placement closed on December 31, 2025.

On February 6, 2026, IFSC, entered into a Share Sale Deed (the “Deed”) with two employees (together, the “SPAUS Purchasers”) of SPAUS, pursuant to which IFSC agreed to sell and the SPAUS Purchasers agreed to purchase, in aggregate, 100% of the issued share capital of SPAUS. Pursuant to the Deed, the Parent Company Guarantee provided by the Company in favor of SPAUS would terminate upon completion of the transaction. The completion date of the transaction was February 6, 2026. Subsequent to the transaction, SPAUS was no longer part of the Simpple Group of Companies. The divestment of SPAUS is not expected to have a material adverse impact on the Company’s consolidated financial position.

Effective on January 31, 2026, Mr. Norman Schroeder has resigned from his roles as Chief Executive Officer and Director  of the Company, in connection with his acceptance of a leadership role in SPAUS. Effective on March 25, 2026, Mr. PAT Kah Kit Daryl has been appointed as Acting Chief Executive Officer. Mr. Pat is our co-founder. Prior to his appointment as Acting Chief Executive Officer, Mr. Pat was our Chief Operating Officer  of SIMPPLE Ltd.  He was primarily responsible for charting the product roadmap, designing the stages for each modular capability and broadening the breadth of our services. Mr. Pat will continue to oversee the Company’s operations while assuming executive leadership responsibilities during this transition period. Mr. Pat worked as a manager of strategic communications and digital engagement of the Singapore Prime Minister Office’s Overseas Singaporean Unit from 2014 to 2017. Mr. Pat received a Bachelor of Business Management from the University of Birmingham in 2011. Mr. Pat is a shareholder of Mains d’Or, a major shareholder in SIMPPLE Ltd.

S-2

Business Overview

Headquartered in Singapore, SIMPPLE LTD. is an advanced technology solution provider in the emerging property-technology (“PropTech”) space, focused on helping facility owners and managers manage their facilities autonomously. Over the past five years, the Company has developed a proprietary ecosystem solution that automates workflow and the workforce in areas such as building maintenance, security surveillance and janitorial services. The products and services under the SIMPPLE Ecosystem are as follows:

SIMPPLE Software (A software platform comprising modules related to quality management, workflow management and people management).

SIMPPLE PLUS (Robotic solutions in Cleaning and Security domains as well as IoT Devices and peripherals).

SIMPPLE.AI (Next generation facilities management Autonomic Intelligence Engine that automates workflow processes in a built environment setting).

In addition, the Company offers professional services, such as set-up and installation and systems consultation, to its clients. On average, the solutions the Company offers increases customer efficiency in asset maintenance, while also reducing insurance costs.

We were founded in 2016, and our initial focus was on the development of a robotic cleaning solution. As cleaning operations usually cover a large area of space, the then-existing robotic solutions and machinery were bulky and not fit for Singapore’s infrastructure. Through the design and development of minimal human intervention cleaning robotics, we were able to build a solution to match the specific facility cleaning needs of Singapore’s skyscraper dominant environment. We understood that robotics should not be a standalone solution. Instead, we realized the merits of a fully automated Smart Building model with the integration of robotic solutions. We believe that our ecosystem-focused solution will create more value to building owners and facility managers as often times, data inputs alone are insufficient for efficient operations. Decision-making logic and intelligent task allocation to deployable assets must be built into the platform solution in order to achieve autonomous operations within a facility.

Innovation is one of our core values. In 2020, the Company collaborated with a private hospital group to win the Royal Institute of Chartered Surveyors (RICS) SEA Innovation Award for SIMPPLE Ecosystem’s novelty and value creation to the facilities management sector. Innovation did not end there. In the first quarter of 2022, we were awarded an industry project to develop the next-generation facilities management platform that can automate workflows within a building. This development project was supported by the Singapore Government as well as four key partners, who are the largest private property developers in Singapore. Capital for the project was provided directly by the Singapore Government.

We conduct our business through three subsidiaries, namely IFSC Pte. Ltd. (“IFSC”), SIMPPLE Pte. Ltd. (“SIMPPLE Pte Ltd”), and Gaussian Robotics Pte. Ltd. (“Gaussian Robotics” or “GS”). IFSC is a wholly owned subsidiary of the issuer; and SIMPPLE Pte. Ltd., and GS are wholly owned by IFSC. All three of our subsidiaries are Singapore companies. See “Prospectus Summary – Our Corporate Structure and History.”

While the main product and development centers around the software platform sold under the IFSC brand name, the robotic distribution revenue stream contributed by Gaussian Robotics forms the sustainable cash flow of the group, allowing the Company to reinvest profits made from the distribution business into development of the software platform which is a high growth SaaS model product. Our revenue for the years ended December 31, 2025 and 2024 was S$5,907,981 and S$ S$3,773,324, respectively. We recorded a total comprehensive loss of S$4,252,924 and S$3,894,217 for the years ended December 31, 2025 and 2024, respectively. Our indebtedness as of the year ended December 31, 2025 and 2024 was S$7,268,180 and S$4,171,120, respectively. Our revenue for the six months ended June 30, 2025 was S$3,484,961. We recorded a total comprehensive loss of S$1,555,625 for the six months ended June 30, 2025. Our indebtedness as of June 30, 2025 was S$8,017,958.

Corporate Information

Our principal place of business is 71 Ayer Rajah Crescent #03-07, Singapore 139951. Our registered office in the Cayman Islands is Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands. The telephone and facsimile numbers of our registered office are +65 6816 2194 and +65 6909 6936, respectively. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168. Our corporate website is https://www.simpple.com.sg/ Information contained on our website does not constitute part of this prospectus

S-3

The Offering

Ordinary Shares outstanding prior to the offering:	[*] Ordinary Shares

Ordinary Shares offered:	[*] Ordinary Shares

Ordinary outstanding immediately after the offering:	[*] Ordinary Shares

Underwriters’ Warrants	We agree to grant the Underwriters’ warrants (the “Underwriters’ Warrants”) up to a total of [*] ordinary shares (equal to 7.5% of the aggregate number of ordinary shares sold in the offering) at a price equal to 125% of the price of our ordinary shares offered hereby.

Risk factors	See “Risk Factors” on page S-5 and the other information in this prospectus supplement and “Risk Factors” on page 18 of the accompanying prospectus for a discussion of the factors you should consider before deciding to invest in our securities.

Nasdaq Symbol:	Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “SPPL”.

S-4

Risk Factors

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks and uncertainties described below, together with the information under the heading “Risk Factors” in our most recent Annual Report on Form 20-F or any updates in our Reports on Form 6-K, all of which are incorporated herein by reference, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement, together with all of the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our Ordinary Shares to decline, resulting in a loss of all or part of your investment. Please also read carefully the section entitled “Special Note Regarding Forward Looking Statements.”

Risks Related to this Offering and our Securities

We have in the past experienced non-compliance with certain Nasdaq continued listing requirements. While we have subsequently regained compliance and are currently in compliance with all continued listing standards, there can be no assurance that we will remain in compliance in the future.

Our Ordinary Shares are listed on the Nasdaq Capital Market. In the past, we have failed to satisfy certain Nasdaq continued listing requirements.

●	On April 26, 2024, the Company received a letter from the Listing Qualifications staff of The Nasdaq Stock Market notifying the Company that based on the closing bid price of the Company for the period from March 14, 2024 to April 25, 2024, the Company no longer meets the continued listing requirement of Nasdaq under Nasdaq Listing Rules 5550(a)(2), to maintain a minimum bid price of $1 per share. On December 5, 2024 the Company received formal notice from Nasdaq that on December 2, 2024, the Company has regained compliance with Nasdaq Capital Market’s continued listing standard for the minimum bid price requirement.

●	On January 16, 2025, the Company received a letter from the Listing Qualifications staff of The Nasdaq Stock Market notifying the Company that based on the Company’s Form 6-K dated December 30, 2024, the Company’s reported stockholders’ equity of $950,980 for the period ended June 30, 2024 does not meet the minimum requirement of $2,500,000 in stockholders’ equity for continued listing under Listing Rule 5550(b)(1). Subsequently, as a result of the closing of the private placement on June 30, 2025, the Company’s shareholders’ equity exceeded $2.5 million. On July 22, 2025, Nasdaq notified the Company that the Company complies with the Listing Rule 5550(b)(1), subject to the Company’s disclosure in a Form 6-K no later than July 25, 2025, providing a description of the completed transaction or event that enabled the Company to satisfy the stockholders’ equity requirement for continued listing.

●	On January 16, 2025, the Company received a letter from the Listing Qualifications Staff of Nasdaq, notifying the Company that since the Company has not yet held an annual meeting of shareholders within twelve months of the end of the Company’s fiscal year end, it no longer complies with the Listing Rules for continued listing, in particular, Listing Rules 5620(a) and 5810(c)(2)(G), as well as IM-5629 which specifies the securities subject to the annual meeting requirement. On July 1, 2025, through a press release, the Company confirmed that it had successfully concluded its Annual General Meeting of Shareholders, which was held at 9:00am Eastern Time, on June 30, 2025. The convening of the AGM satisfies the requirement under Nasdaq Listing Rule 5620(a) to hold an annual meeting of shareholders within the required timeframe. It was also noted that the Company had announced earlier in the year that it will rely on Cayman Islands home country exemption with regards to AGM requirements in the future.

●	On February 26, 2025, SIMPPLE Ltd. received a letter from the Listing Qualifications staff of The Nasdaq Stock Market notifying the Company that based on the closing bid price of the Company for the period from January 13, 2025 to February 25, 2025, the Company no longer meets the continued listing requirement of Nasdaq under Nasdaq Listing Rules 5550(a)(2), to maintain a minimum bid price of $1 per share. On May 2, 2025 through a press release, the Company disclosed that Nasdaq has notified the Company that the closing bid price of the Company has been at $1.00 per share or greater for the last 14 consecutive business days from April 7 through 25, 2025, resulting to compliance with its listing standards.

There can be no assurance that we will be able to maintain compliance with all applicable Nasdaq continued listing requirements. Our ability to do so depends on our future financial performance and the market price of our Ordinary Shares, which are subject to significant volatility and factors beyond our control. If we fail to maintain compliance with any Nasdaq listing standard, our Ordinary Shares could be subject to delisting. Any such delisting could have a material adverse effect on the market price of, and the liquidity of, our Ordinary Shares.

The market price of our Ordinary Shares has been, and may continue to be volatile, and the value of your investment could decline significantly.

The trading price for our Ordinary Shares has been, and we expect it to continue to be, volatile. The price at which our Ordinary Shares trade depends upon a number of factors, including our historical and anticipated operating results, our financial condition, announcements of technological developments by us or our competitors, our ability or inability to raise the additional capital we may need and the terms on which we raise it, and general market and economic conditions, most of which are beyond our control. The foregoing factors, among others, may contribute to the volatility of the market price of our Ordinary Shares, leading to broad market fluctuations that could lower the market price of our Ordinary Shares, resulting in a loss of all or part of your investment in our Ordinary Shares.

S-5

We are a foreign private issuer and, as a result, we will not be subject to the U.S. proxy rules and will be subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company.

We report under the Exchange Act as a non-U.S. company with foreign private issuer status. Because we qualify as a foreign private issuer under the Exchange Act and although we are subject to Cayman laws and regulations with regard to such matters and intend to furnish quarterly financial information to the SEC, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (1) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act, (2) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities until March 18, 2026 and liability for insiders who profit from trades made in a short period of time and (3) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, although we intend to provide interim information on Form 6-K. In addition, foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year and U.S. domestic issuers that are large accelerated filers are required to file their annual report on Form 10-K within 60 days after the end of each fiscal year. Foreign private issuers are also exempt from Regulation FD, which is intended to prevent issuers from making selective disclosures of material information. As a result of all of the above, you may not have the same protections afforded to shareholders of a company that is not a foreign private issuer.

As a foreign private issuer within the meaning of the Nasdaq corporate governance rules, we are permitted to rely on exemptions from certain of the Nasdaq corporate governance standards. Our reliance on such exemptions may afford less protection to holders of our ordinary shares.

Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s notification of non-compliance requirement (Rule 5625), the voting rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

We will have broad discretion in how we use the net proceeds of this offering. We may not use these proceeds effectively, which could affect our results of operations and cause our share price to decline.

Although we currently intend to use the net proceeds from this offering in the manner described in the section entitled “Use of Proceeds” on page S-9 of this prospectus supplement, we will have considerable discretion in the application of the net proceeds of this offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our shareholders. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. If we do not invest or apply the net proceeds from this offering in ways that enhance shareholder value, we may fail to achieve expected financial results, which could cause our share price to decline.

We are a Cayman Islands exempted company with limited liability. The rights of our shareholders, including with respect to fiduciary duties and corporate opportunities, may be different from the rights of shareholders governed by the laws of U.S. jurisdictions.

We are a Cayman Islands exempted company with limited liability. Our corporate affairs are governed by our amended and restated memorandum and articles of association and by the laws of the Cayman Islands. The rights of our shareholders and the responsibilities of members of our board of directors may be different from the rights of shareholders and responsibilities of directors in companies governed by the laws of U.S. jurisdictions. In particular, as a matter of Cayman Islands law, directors of a Cayman Islands company owe fiduciary duties to the company and separately a duty of care, diligence and skill to the company. Under Cayman Islands law, directors and officers owe the following fiduciary duties: (1) duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole; (2) duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose; (3) directors should not properly fetter the exercise of future discretion; (4) duty to exercise powers fairly as between different sections of shareholders; (5) duty to exercise independent judgment; and (6) duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests. However, following a declaration being made pursuant to the Articles of Association of the Company, subject to any separate requirement for audit committee approval under applicable law or the listing rules of Nasdaq, and unless disqualified by the chairman of the relevant board meeting, a director may vote in respect of any contract or proposed contract or arrangement in which such director is interested and may be counted in the quorum at such meeting. Conversely, under Delaware corporate law, a director has a fiduciary duty to the corporation and its shareholders and the director’s duties prohibit self-dealing by a director and mandate that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally.

S-6

Our shareholders may face difficulties in protecting their interests because we are a Cayman Islands exempted company.

Our corporate affairs are governed by our amended and restated memorandum and articles of association, by the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take legal action against our directors and us, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from judicial precedent in the Cayman Islands as well as from English common law, which has persuasive, but not binding, authority on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under the laws of the Cayman Islands are not as clearly defined as under statutes or judicial precedent in existence in jurisdictions in the United States. Therefore, you may have more difficulty protecting your interests than would shareholders of a corporation incorporated in a jurisdiction in the United States, due to the comparatively less well-developed Cayman Islands law in this area.

Specifically, subject to limited exceptions, under Cayman Islands’ law, a minority shareholder may not bring a derivative action against the board of directors. Class actions are not recognized in the Cayman Islands, but groups of shareholders with identical interests may bring representative proceedings, which are similar. Further, while Cayman Islands law allows a dissenting shareholder to express the shareholder’s view that a court sanctioned reorganization of a Cayman Islands company would not provide fair value for the shareholder’s shares, Cayman Islands statutory law does not specifically provide for shareholder appraisal rights in connection with a court sanctioned reorganization (by way of a scheme of arrangement). This may make it more difficult for you to assess the value of any consideration you may receive in a corporate reorganization (approved by way of a scheme of arrangement) or to require that the acquirer gives you additional consideration if you believe the consideration offered is insufficient. However, the Companies Act does provide a mechanism for a dissenting shareholder in a statutory merger or consolidation to apply to the Grand Court of the Cayman Islands for a determination of the fair value of the dissenter’s shares if it is not possible for the company and the dissenter to agree on the fair value of such shares within the time limits prescribed by the Companies Act.

Shareholders of Cayman Islands exempted companies have no general rights under Cayman Islands law to inspect corporate records and accounts or to obtain copies of lists of shareholders. However, our second amended and restated memorandum and articles of association have provisions that provide our register of shareholders be opened to inspection for such times and on such days as our board of directors shall determine without charge by our shareholders, or by any other person subject to a nominal charge or such other sum specified by our board of directors, and to receive our annual audited financial statements.

U.S. civil liabilities and certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands exempted company and the majority of our operations and current assets are conducted and located outside the United States. Most of our directors and executive officers reside outside the United States, and substantially all of their assets are located outside the United States. As a result, it may be difficult to effect service of process within the United States upon these persons. It may also be difficult to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors who are not resident in the United States and the substantial majority of whose assets are located outside of the United States.

Further, it is unclear if original actions predicated on civil liabilities based solely upon U.S. federal securities laws are enforceable in courts outside the United States, including in the Cayman Islands. Courts of the Cayman Islands may not, in an original action in the Cayman Islands, recognize or enforce judgments of U.S. courts predicated upon the civil liability provisions of the securities laws of the United States or any state of the United States on the grounds that such provisions are penal in nature. Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, courts of the Cayman Islands will recognize as a valid judgment, a final and conclusive judgment in personam obtained in the courts of the United States under which a sum of money is payable (other than multiple damages, taxes, fine or other penalty) or in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon, subject to certain qualifications, such as, among others, the foreign courts having proper jurisdiction, there is no contravention of rules of natural justice of Cayman Islands, the judgment was not obtained by fraud and enforcement would not contravene public policy of Cayman Islands. In addition, a Cayman Islands court may stay proceedings if concurrent proceedings are being brought elsewhere.

Sales of a substantial number of our Ordinary Shares, or the perception that such sales might occur, could adversely affect the trading price of our Ordinary Shares.

As of the date of this prospectus, we had 5,786,184 Ordinary Shares outstanding. Sales of Ordinary Shares, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Ordinary Shares. A decline in the price of our Ordinary Shares might impede our ability to raise capital through the issuance of additional Ordinary Shares or other equity securities and could result in a decline in the value of your investment in our Ordinary Shares.

A substantial number of our Ordinary Shares will become eligible for resale in May 2026, and the sale of these shares could cause the market price of our Ordinary Shares to decline.

On December 1, 2025, the Company entered into a securities purchase agreement with seven purchasers, pursuant to which the Company agreed to issue and sell, in a private offering, an aggregate of $2,099,992 of securities, consisting of 913,040 ordinary shares of the Company, par value $0.0008 per share. The private placement closed on December 31, 2025. Once these shares become eligible for sale in May 2026 under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), a significant number of additional Ordinary Shares will be available for immediate resale in the public market which could reduce the market price of our Ordinary Shares. A decline in the price of our Ordinary Shares might impede our ability to raise capital through the issuance of additional Ordinary Shares or other equity securities and could result in a decline in the value of your investment in our Ordinary Shares.

You may experience significant dilution as a result of future financings.

In order to raise additional capital, we may in the future offer additional Ordinary Shares or other securities convertible into or exchangeable for our Ordinary Shares, including offerings pursuant to the accompanying prospectus. We cannot assure you that we will be able to sell Ordinary Shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by the investor in this offering, and investors purchasing Ordinary Shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional Ordinary Shares or other securities convertible into or exchangeable for our Ordinary Shares in future transactions may be higher or lower than the price per share in this offering.

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The issuance of Underwriters’ Warrants may cause significant dilution to our existing shareholders and could adversely affect the market price of our Ordinary Shares.

In connection with the Offering, we have agreed to issue warrants to the Underwriters to purchase up to ordinary shares at an exercise price of $ per share. Because the exercise price of the Underwriter Warrants is significantly lower than the current market price of Ordinary Shares, the exercise of these warrants may cause significant dilution to our existing shareholders and could adversely affect the market price of our Ordinary Shares.

We have a history of net losses, and may continue to incur net losses for the foreseeable future and may never achieve or maintain profitability.

We have incurred significant net losses since our inception. For the period ended June 30, 2025 and year ended December 31, 2024, we reported net losses of $1,570,101 and $3,932,965, respectively. We expect to continue to incur operating and net losses and negative cash flows from operations for the foreseeable future.

As part of our future plans, we intend to expand our SIMPPLE Ecosystem through the further development of SIMPPLE.AI. We may expand our range of services organically, or inorganically through licensing, joint ventures, acquisitions and/or strategic alliances.

As such, we may be subject to risks related to the expansion of our Group such as, among others:

● the availability of sufficient funds;

● difficulties arising from operating a significantly larger and more complex organization;

● difficulties in entering into new businesses for which we may not be as or at all familiar;

● difficulties in integrating the assets and the business operations of the subsidiaries and strategic alliances cohesively;

● failure to realize expected profitability or growth;

● failure to realize expected synergies and cost savings; and

● unforeseen legal, regulatory, contractual, labor or other issues, whether in Singapore or elsewhere.

We have, in the last year, expanded our operations into Australia /New Zealand and may also enter or expand in other geographic markets such as Canada, Hong Kong, Japan, the Middle East, the United Kingdom, Europe and the United States depending on the demand for our services as well as opportunities for growth. Overseas expansion involves numerous risks, including but not limited to legal and regulatory risks and financial costs. We cannot assure you that our operations in new geographic markets will be profitable. In addition to the above, geographic expansion will require substantial management dedication and efforts which may require significant additional expenditures. The successful implementation of our growth strategies depends on a variety of factors including our ability to hire and retain key management personnel, negotiate attractive terms for such acquisitions or expansions that may command high valuations, and obtain sufficient financing for our capital expenditures.

There is no assurance that we will be able to obtain the required financing or that we will continue to have sufficient cash flow to fund our Group’s expansion. The above-mentioned challenges associated with our growth plans may place increased demands on our management and on our operational systems and other resources, and could also increase our exposure to unanticipated risks and liabilities.

As such, there is no assurance that our Group will be successful in implementing our future plans or that we will be able to realize the profits, growth, or synergies expected from our Group’s expansion. In the event that we are unable to effectively or successfully execute our expansion strategies, our business, financial condition, results of operations and prospects may be materially and adversely affected.

Our officers and directors have not yet filed initial statements of beneficial ownership on Form 3, which could subject them or us to SEC enforcement actions or other adverse consequences.

Under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our directors and certain officers are required to file an initial statement of beneficial ownership on Form 3 with the SEC by March 18, 2026. As of the date of this Prospectus Supplement, our officers and directors have not yet completed these filings. While these individuals are currently working to finalize their Form 3s and we are providing administrative assistance to facilitate these filings, we cannot assure you when these filings will be completed or if the SEC will view the delay as a significant compliance failure.

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USE OF PROCEEDS

We estimate that the net proceeds to us from this offering of securities will be approximately $[*] million, after deducting underwriting discounts and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering, for working capital for general corporate and administrative purposes.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, we will retain broad discretion over the use of these proceeds. Pending use of the net proceeds, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities or in cash or money market funds.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We intend to retain all of our future earnings, if any, to finance the growth and development of our business. We do not intend to pay cash dividends to our stockholders in the foreseeable future.

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CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization as of June 30, 2025:

●	on an actual basis;
●	on an as-adjusted basis to reflect the issuance and sale of [*] Ordinary Shares by us in this offering at an assumed public offering price of US$[*]per share after deducting underwriting discounts and estimated offering expenses payable by us, and

You should read the following table together with our consolidated financial statements and the related notes included elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Result of Operations.”

	As of June 30, 2025
	(S$)	(US$)	(US$)
	Actual	Actual	As Adjusted(1)
Cash	960,515	753,168	7,753,168

Total long-term liabilities	5,396	4,231	4,231

Stockholder’s equity:
Ordinary shares	19,590,586	2,573,859	9,442,921
Retained earnings	(16,200,898)	(2,332,855)	(2,332,855)
Transalation reserve	52,024
Total stockholder’s equity	323,041	241,004	7,110,066
Total capitalization	1,817,509	1,355,946	8,225,008

Notes:

(1)	The as adjusted information discussed above is illustrative only. Our total as adjusted capitalization following the completion of this offering is subject to adjustment based on the actual initial public offering price and other terms of this offering determined at pricing.

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DILUTION

If you invest in our Ordinary Shares, your interest will be diluted to the extent of the difference between the initial public offering price per share and our net tangible book value per share after this offering. Dilution results from the fact that the initial public offering price per Ordinary Share is substantially in excess of the book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Ordinary Shares.

Our net tangible book value as of June 30, 2025 was approximately US$451,148 or US$0.08 per Ordinary Share as of the same date. Net tangible book value represents the amount of our total tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting net tangible book value per Ordinary Share, after giving effect to the additional proceeds that we will receive from this offering, from the public offering price of US$ per share, and after deducting underwriting discounts and estimated offering expenses payable by us.

Post-Offering (1)
US$
Assumed secondary public offering price per Ordinary Share
Net tangible book value per Ordinary Share as of June 30, 2025	0.08
Increase in pro forma as adjusted net tangible book value per Ordinary Share attributable to new investors purchasing Ordinary Shares in this offering	0.
Pro forma as adjusted net tangible book value per Ordinary Share after this offering	0.
Dilution per Ordinary Share to new investors in this offering	0.

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TAXATION

The following are material Cayman Islands tax, Singapore tax and U.S. federal income tax considerations relevant to an investment in our Shares. This discussion does not address all of the tax consequences that may be relevant in light of the investor’s particular circumstances. Potential investors should consult their tax advisers regarding the Cayman Islands Singapore, U.S. federal, state and local, and non-U.S. tax consequences of owning and disposing of our Shares in their particular circumstances.

Cayman Islands Tax Considerations

The statements made herein regarding Cayman Islands tax considerations are the opinion of Harney Westwood & Riegels Singapore LLP, our Cayman Islands legal counsel.

Pursuant to Section 6 of the Tax Concessions Act (Revised) of the Cayman Islands, our Company has obtained an undertaking from the Financial Secretary: (a) that no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to our Company or its operations; and (b) that the aforesaid tax or any tax in the nature of estate duty or inheritance tax shall not be payable on or in respect of the shares, debentures or other obligations of our Company or by way of withholding in whole or in part of any relevant payment as defined in section 6(3) of the Tax Concessions Act (Revised) of the Cayman Islands. The undertaking for our Company is for a period of 20 years from 29 August 2022.

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered with the United Kingdom in 2010 but is otherwise is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Shares, nor will gains derived from the disposal of our Shares be subject to Cayman Islands income or corporation tax.

No stamp duty is payable in the Cayman Islands in respect of the issue of our Shares or on an instrument of transfer in respect of our Shares, so long as the instrument of transfer is not executed in, brought to, or produced before a court of the Cayman Islands.

Singaporean Tax Considerations

The statements made herein regarding taxation are general in nature and based on certain aspects of current tax laws of Singapore and administrative guidelines issued by the relevant authorities in force as of the date of this prospectus and are subject to any changes in such laws or administrative guidelines, or in the interpretation of these laws or guidelines, occurring after such date, which could be made on a retrospective basis. These laws and guidelines are also subject to various interpretations and the relevant tax authorities or the courts could later disagree with the explanations or conclusions set out below. The statements below are not to be regarded as advice on the tax position of any holder of our Shares or of any person acquiring, selling or otherwise dealing with our Shares or on any tax implications arising from the acquisition, sale or other dealings in respect of our Shares. The statements made herein do not purport to be a comprehensive or exhaustive description of all of the tax considerations that may be relevant to a decision to purchase, own or dispose of our Shares and do not purport to deal with the tax consequences applicable to all categories of investors, some of which (such as dealers in securities) may be subject to special rules. Prospective holders of our Shares are advised to consult their own tax advisers as to the Singapore or other tax consequences of the acquisition, ownership of or disposal of our Shares. The statements below regarding the Singapore tax treatment of dividends received in respect of our Shares are based on the assumption that the Company is tax resident in Singapore for Singapore income tax purposes. It is emphasized that neither the Company nor any other persons involved in this prospectus accepts responsibility for any tax consequences or liabilities resulting from the subscription for, purchase, holding or disposal of our Shares.

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Corporate Income Tax

A company established outside Singapore but whose governing body, being the board of directors, usually exercises de facto control and management of its business in Singapore could be considered tax residents in Singapore. However, such control and management of the business should not be deemed to be in Singapore if physical board meetings are conducted outside of Singapore. Where board resolutions are passed in the form of written consent signed by the directors each acting in their own jurisdictions it is possible that the place of de facto control and management will be considered to be where the majority of the board are located when they sign such consent.

A Singapore tax resident company is subject to Singapore income tax on income accruing in or derived from Singapore and on foreign-sourced income received or deemed to be received in Singapore, unless certain exemptions apply.

Foreign-sourced income in the form of dividends, branch profits and service income received or deemed to be received in Singapore by a Singapore tax resident company is exempt from Singapore income tax if the following conditions are met:

(i)	such income is subject to tax of a similar character to income tax (by whatever name called) under the law of the territory from which such income is received;

(ii)	at the time the income is received in Singapore, the highest rate of tax of a similar character to income tax (by whatever name called) levied under the law of the territory from which the income is received on any gains or profits from any trade or business carried on by any company in that territory at that time is not less than 15%; and

(iii)	the Comptroller is satisfied that the tax exemption would be beneficial to the Singapore tax resident company.

The corporate tax rate in Singapore is currently 17%. From YA 2020 onwards, three-quarters of a company’s first S$10,000 of its normal chargeable income, and half of its next S$190,000 of normal chargeable income are exempt from corporate tax.

Newly incorporated companies will also, subject to certain conditions and exceptions, be eligible for tax exemption on three-quarters of the company’s first S$100,000 of normal chargeable income, and half of its next $100,000 of normal chargeable income, for each of the company’s first three YAs falling in or after YA 2020.

Dividend Distributions

Under Singapore’s one-tier corporate tax system, dividends paid by a Singapore tax resident company are exempt from Singapore income tax in the hands of its shareholders, regardless of whether the shareholder is a company or an individual and whether or not the shareholder is a Singapore tax resident.

Gains on Disposal of our Shares

Singapore does not impose tax on capital gains. There are no specific laws or regulations which deal with the characterization of whether a gain is income or capital in nature. Gains arising from the disposal of our Shares may be construed to be of an income nature and subject to Singapore income tax, especially if they arise from activities which the IRAS regards as the carrying on of a trade or business in Singapore.

Holders of our Shares who apply, or who are required to apply, the Singapore Financial Reporting Standard (“FRS”) 39, FRS 109 or Singapore Financial Reporting Standard (International) 9 (“SFRS(I) 9”) (as the case may be) may for the purposes of Singapore income tax be required to recognize gains or losses (not being gains or losses in the nature of capital) in accordance with the provisions of FRS 39, FRS 109 or SFRS(I) 9 (as modified by the applicable provisions of Singapore income tax law) even though no sale or disposal of our Shares is made.

Holders of our Shares should consult their accounting and tax advisers regarding the Singapore income tax consequences of their acquisition, holding and disposal of our Shares.

S-13

Estate Duty

Singapore estate duty was abolished with respect to all deaths occurring on or after February 15, 2008.

Material United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) of the ownership and disposition of our Ordinary Shares. This summary applies only to U.S. Holders that hold our Ordinary Shares as capital assets (generally, property held for investment) and that have the U.S. dollar as their functional currency. This summary is based on U.S. federal tax laws in effect as of the date of this prospectus, on U.S. Treasury regulations in effect or, in some cases, proposed as of the date of this prospectus, and judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which could apply retroactively and could affect the tax consequences described below. No ruling has been sought from the Internal Revenue Service (“IRS”) with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. Moreover, this summary does not address the U.S. federal estate, gift, backup withholding, and alternative minimum tax considerations, or any state, local, and non-U.S. tax considerations, relating to the ownership and disposition of our ordinary shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

●	financial institutions or financial services entities;

●	underwriters;

●	insurance companies;

●	pension plans;

●	cooperatives;

●	regulated investment companies and regulated investment companies;

●	real estate investment trusts;

●	grantor trusts;

●	broker-dealers;

●	traders that elect to use a mark-to-market method of accounting;

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●	governments or agencies or instrumentalities thereof;

●	certain former U.S. citizens or long-term residents;

●	tax-exempt entities (including private foundations);

●	persons liable for alternative minimum tax;

●	persons holding stock as part of a straddle, hedging, conversion or other integrated transaction;

●	persons whose functional currency is not the U.S. dollar;

●	passive foreign investment companies;

●	controlled foreign corporations;

●	persons that actually or constructively own 5% or more of the total combined voting power of all classes of our voting stock; or

●	partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding ordinary shares through such entities.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF U.S. FEDERAL TAXATION TO THEIR PARTICULAR CIRCUMSTANCES, AND THE STATE, LOCAL, NON-U.S., OR OTHER TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our ordinary shares that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our ordinary shares and their partners are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

Taxation of Dividends and Other Distributions on Ordinary Shares

Subject to the discussion below under “Passive Foreign Investment Company Rules,” any cash distributions (including the amount of any UK tax withheld) paid on our Ordinary Shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution we pay will generally be treated as a “dividend” for U.S. federal income tax purposes. A non-corporate U.S. Holder will be subject to tax on dividend income from a “qualified foreign corporation” at a lower applicable capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that certain holding period requirements are met. A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) will generally be considered to be a qualified foreign corporation (i) if it is eligible for the benefits of a comprehensive tax treaty with the United States that the U.S. Secretary of Treasury determines is satisfactory for purposes of this provision and includes an exchange of information program, or (ii) with respect to any dividend it pays on stock that is readily tradable on an established securities market in the United States, including Nasdaq. It is unclear whether dividends that we pay on our Shares will meet the conditions required for the reduced tax rate. If we are eligible for such benefits, dividends we pay on our Ordinary Shares, would be eligible for the reduced rates of taxation described in this paragraph. You are urged to consult your tax advisor regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares. Dividends received on our Ordinary Shares will not be eligible for the dividends-received deduction allowed to corporations.

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Dividends will generally be treated as income from foreign sources for U.S. foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s individual facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit not in excess of any applicable treaty rate in respect of any foreign withholding taxes imposed on dividends received on our Ordinary Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and their outcome depends in large part on the U.S. Holder’s individual facts and circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Taxation of Sale or Other Disposition of Ordinary Shares

Subject to the discussion below under “Passive Foreign Investment Company Rules,” a U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of Ordinary Shares in an amount equal to the difference between the amount realized upon the disposition and the U.S. Holder’s adjusted tax basis in such Ordinary Shares. Any capital gain or loss will be long term if the Ordinary Shares have been held for more than one year and will generally be U.S.-source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of non-corporate taxpayers are currently eligible for reduced rates of taxation. In the event that gain from the disposition of the Ordinary Shares is subject to tax in the UK, such gain may be treated as UK-source gain under the United States-UK income tax treaty. The deductibility of a capital loss may be subject to limitations. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our Ordinary Shares, including the availability of the foreign tax credit under their particular circumstances.

Passive Foreign Investment Company Rules

A non-U.S. corporation, such as our company, will be classified as a PFIC, for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash and cash equivalents are categorized as passive assets and the company’s goodwill and other unbooked intangibles are taken into account as non-passive assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

No assurance can be given as to whether we may be or may become a PFIC, as this is a factual determination made annually that will depend, in part, upon the composition of our income and assets. Furthermore, the composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. Under circumstances where our revenue from activities that produce passive income significantly increase relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming classified as a PFIC may substantially increase. In addition, because there are uncertainties in the application of the relevant rules, it is possible that the Internal Revenue Service may challenge our classification of certain income and assets as non-passive or our valuation of our tangible and intangible assets, each of which may result in our becoming a PFIC for the current or subsequent taxable years. If we were classified as a PFIC for any year during which a U.S. Holder held our Ordinary Shares, we generally would continue to be treated as a PFIC for all succeeding years during which such U.S. Holder held our Ordinary Shares even if we cease to be a PFIC in subsequent years, unless certain elections are made.

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If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Ordinary Shares), and (ii) any gain realized on the sale or other disposition of Ordinary Shares. Under these rules,

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares;

●	the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income;

●	the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year; and

●	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each prior taxable year, other than a pre-PFIC year, of the U.S. Holder.

If we are treated as a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, or if any of our subsidiaries is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of any lower-tier PFICs for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that such stock is “regularly traded” within the meaning of applicable U.S. Treasury regulations. If our Ordinary Shares qualify as being regularly traded, and an election is made, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Ordinary Shares held at the end of the taxable year over the adjusted tax basis of such Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the Ordinary Shares over the fair market value of such Ordinary Shares held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the U.S. Holder will not be required to take into account the gain or loss described above during any period that such corporation is not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our Ordinary Shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

Furthermore, as another alternative to the foregoing rules, a U.S. Holder that owns stock of a PFIC generally may make a qualified electing fund (“QEF”) election regarding such corporation to elect out of the PFIC rules described above regarding excess distributions and recognized gains. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our Ordinary Shares and the U.S. Holder did not make either (a) a timely QEF election under Section 1295 of the Code for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our Ordinary Shares or (b) a QEF election along with a “purging election,” both of which are discussed further below, such holder generally will be subject to special rules with respect to:

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●	any gain recognized by the U.S. Holder on the sale or other disposition of its Ordinary Shares (including a redemption treated as a sale or exchange); and

●	any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Ordinary Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for our Ordinary Shares).

Under these rules,

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for our Ordinary Shares;

●	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which it qualified as a PFIC, will be taxed as ordinary income;

●	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

●	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above with respect to its Ordinary Shares by making a timely QEF election (or a QEF election along with a purging election), as described below. Pursuant to the QEF election, a U.S. Holder will be required to include in income its pro rata share of our net capital gain (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends.

The impact of the PFIC rules on a U.S. Holder of our Ordinary Shares will depend on whether the U.S. Holder has made a timely and effective election to treat us as a QEF, for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Ordinary Shares, or if the U.S. Holder made an effective QEF election along with a “purging election,” as discussed below. A U.S. Holder’s ability to make an effective QEF election with respect to us is contingent upon, among other things, the provision by us of certain information that would enable the U.S. Holder to make and maintain a QEF election. If we determine we are a PFIC for any taxable year, we will endeavor to provide to a U.S. Holder upon request such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election. However, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided. A U.S. Holder of a PFIC that made a timely and effective QEF election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Ordinary Shares, or that made a QEF election along with a purging election, as discussed below, is hereinafter referred to as an “Electing Shareholder.” A U.S. Holder that did not make a timely and effective QEF election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Ordinary Shares, or that did not make a QEF election along with a purging election, is hereinafter referred to as a “Non-Electing Shareholder.”

As indicated above, if a U.S. Holder of our Ordinary Shares has not made a timely and effective QEF election with respect to our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Ordinary Shares, such U.S. Holder generally may nonetheless qualify as an Electing Shareholder by filing on a timely filed U.S. income tax return (including extensions) a QEF election and a purging election to recognize under the rules of Section 1291 of the Code any gain that it would otherwise recognize if the U.S. Holder sold its Ordinary Shares for their fair market value on the “qualification date.” The qualification date is the first day of our tax year in which we qualifies as a QEF with respect to such U.S. Holder. The purging election can only be made if such U.S. Holder held Ordinary Shares on the qualification date. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will increase the adjusted tax basis in its Ordinary Shares by the amount of the gain recognized and will also have a new holding period in the Ordinary Shares for purposes of the PFIC rules.

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If a U.S. Holder owns our Ordinary Shares during any taxable year that we are a PFIC, the U.S. Holder must generally file an annual Internal Revenue Service Form 8621 and provide such other information as may be required by the U.S. Treasury Department, whether or not a QEF or mark-to-market election is or has been made. If we are or become a PFIC, you should consult your tax advisor regarding any reporting requirements that may apply to you.

The rules dealing with PFICs and with the QEF election and purging election (or a mark-to-market election) are very complex and are affected by various factors in addition to those described above. Accordingly, a U.S. Holder of our Ordinary Shares should consult its own tax advisor concerning the application of the PFIC rules to such securities under such holder’s particular circumstances.

Information Reporting and Backup Withholding

Certain U.S. Holders are required to report information to the Internal Revenue Service relating to an interest in “specified foreign financial assets,” including shares issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds $50,000 (or a higher dollar amount prescribed by the Internal Revenue Service), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a U.S. financial institution). These rules also impose penalties if a U.S. Holder is required to submit such information to the Internal Revenue Service and fails to do so.

In addition, dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to additional information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

THE PRECEDING DISCUSSION OF U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR ORDINARY SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

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UNDERWRITING

We expect to enter into an underwriting agreement with Network 1 Financial Securities, Inc., as representative of the several underwriters named therein (the “Representative”), with respect to the Ordinary Shares in this offering. The Representative may retain other brokers or dealers to act as sub-agents on its behalf in connection with this offering and may pay any sub-agent a solicitation fee with respect to any securities placed by it. Under the terms and subject to the conditions contained in the underwriting agreement, we have agreed to issue and sell to the underwriters the number of Ordinary Shares as indicated below.

Underwriters	Number of Shares
Network 1 Financial Securities, Inc.	[*]

Total	[*]

The underwriters are offering the Ordinary Shares subject to their acceptance of the Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to other conditions. The underwriters are obligated to take and pay for all of the Ordinary Shares offered by this prospectus if any such Ordinary Shares are taken.

Discount and Expenses

The underwriters have advised us that they propose to offer the Ordinary Shares to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $[●] per share. After this offering, these figures may be changed by the Representative. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The Ordinary Shares are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part.

The table below summarizes the underwriting discount that we will pay to the underwriters. We have agreed to pay to the underwriters by deduction from the net proceeds of the offering contemplated herein, a non-accountable expense allowance of $50,000 which is equal to one percent of the gross proceeds received by us from the sale of the Ordinary Shares. In addition, we have agreed to pay up to $75,000 for fees and expenses of legal counsel and other out-of-pocket accountable expenses and, if applicable, the costs associated with the use of a third-party electronic road show service. The fees and expenses of the underwriters that we have agreed to reimburse are not included in the underwriting discount set forth in the table below. The underwriting discount and reimbursable expenses the underwriters will receive were determined through arms’ length negotiations between us and the underwriters.

	Per Share		Total
Public offering price	$	[*]	$	[*]
Underwriting discount(1)	$	[*]	$	[*]
Proceeds, before expenses, to us	$	[*]	$	[*]

(1)	Represents an underwriting discount equal to 7.5% per share. The fees do not include the Representative’s expense reimbursement provisions described below. Underwriting discounts to be paid by us are calculated based on the assumption that no investors in this offering are introduced by us.

We estimate that underwriter expenses payable by us in connection with this offering, other than the underwriting discounts referred to above, will be approximately $[●]. We paid an expense deposit of $37,500 to the Representative, upon the execution of letter of intent between us and the Representative. Any expense deposits will be returned to us to the extent the Representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

Underwriters’ Warrant

We have also agreed to issue to the Representative and its affiliates or employees warrants to purchase a number of common stock equal to 7.5% of the total number of Ordinary Shares sold in this offering.

The underwriters’ warrant will have an exercise price per share equal to 125% of the public offering price per share in this offering and may be exercised on a cashless basis. The underwriters’ warrants are exercisable after the date of issuance, and will be exercisable until such warrants expire five years after the closing date. The underwriters’ warrant and the Ordinary Shares underlying the warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up beginning on the commencement date of sales of the public offering pursuant to FINRA Rule 5110(e)(1). The Representative and its affiliates or employees (or permitted assignees under FINRA Rule 5110(e)(1)) may not sell, transfer, assign, pledge, or hypothecate the underwriters’ warrants or the Ordinary Shares underlying the underwriters’ warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the underwriters’ warrants or the underlying shares for a period of 180 days beginning on the date of commencement of sales of the public offering except as permitted by FINRA Rule 5110(e)(2). The Representative will have the option to exercise, transfer, or assign the underwriters’ warrants at any time, provided that the underlying securities shall not be transferred during the lock-up period; i.e., the 180-day lock-up period will remain on such underlying Ordinary Shares. We have also agreed that the warrants will provide for registration rights in certain cases. The Representative and its affiliates or employees will also be entitled to one demand registration of the sale of the Ordinary Shares underlying the underwriters’ warrants at our expense, one additional demand registration at the warrant holders’ expense with a duration of no more than five years from the commencement of sales of the public offering, and unlimited “piggyback” registration rights each with a duration of no more than five years from the date of commencement of sales of the offering in compliance with FINRA Rule 5110(g)(8)(D). The underwriters’ warrant will provide for adjustment in the number and price of such warrants and the shares underlying such warrants in the event of recapitalization, merger, or other structural transaction to prevent mechanical dilution. We will bear all fees and expenses attendant to registering the shares underlying the underwriters’ warrant, other than any underwriting commissions incurred and payable by the warrant holders.

Determination of offering price

The public offering price of the Ordinary Shares we are offering was negotiated between us and the underwriters. Factors considered in determining the public offering price of the Ordinary Shares include the history and prospects of the Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Other

From time to time, certain of the underwriters and/or its affiliates may in the future provide, various investment banking and other financial services for us for which they may receive customary fees. In the course of their businesses, the underwriters and their affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the underwriters and their affiliates may at any time hold long or short positions in such securities or loans. Except for services provided in connection with this offering, the underwriters have not provided any investment banking or other financial services to us during the 180-day period preceding the date of this prospectus and we do not expect to retain any underwriter to perform any investment banking or other financial services for at least 90 days after the date of this prospectus.

Price Stabilization, Short Positions and Penalty Bids

To facilitate this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our Ordinary Shares during and after the offering. Specifically, the underwriters may create a short position in our Ordinary Shares for their own accounts by selling more Ordinary Shares than we have sold to such underwriter. The underwriter may close out any short position by purchasing Ordinary Shares in the open market.

In addition, the underwriters may stabilize or maintain the price of our Ordinary Shares by bidding for or purchasing Ordinary Shares in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to broker-dealers participating in this offering are reclaimed if Ordinary Shares previously distributed in this offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of our Ordinary Shares at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of our Ordinary Shares to the extent that it discourages resales of our Ordinary Shares. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on Nasdaq or otherwise and, if commenced, may be discontinued at any time.

Finally, the underwriters may bid for, and purchase, our Ordinary Shares in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our Ordinary Shares at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities and may discontinue any of these activities at any time without notice. These transactions may be effected on the national securities exchange on which our Ordinary Shares are traded, in the over-the-counter market, or otherwise.

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Indemnification

We have agreed to indemnify the underwriters against liabilities relating to this offering arising under the Securities Act and the Exchange Act, liabilities arising from breaches of some or all of the representations and warranties contained in the underwriting agreement, and to contribute to the aggregate losses, claims, damages, liabilities and expenses of such indemnification.

Electronic Offer, Sale, and Distribution of Ordinary Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriters or selling group members, if any, participating in this offering and the underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of Ordinary Shares to selling group members for sale to their online brokerage account holders. The Ordinary Shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters, and should not be relied upon by investors.

Passive Market Making

In connection with this offering, the underwriters may engage in passive market making transactions in our Ordinary Shares on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the Ordinary Shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Potential Conflicts of Interest

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions, and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long, and/or short positions in such securities and instruments.

Tail Fee

The Representative shall be entitled to compensation in an amount equal to 7.5% of the aggregate gross proceeds and payment of certain expenses with respect to any public or private offering or other financing or capital-raising transaction of any kind by the Company (“Tail Financing”) to the extent that any capital or funds in such Tail Financing is provided to the Company directly or indirectly by investors whom the Underwriters or its affiliates had contacted during a specified period set forth in a letter agreement dated March 11, 2026 (“Letter Agreement), between the Representative and the Company or introduced to the Company during such specified period, if such Tail Financing is consummated at any time within the I2-month period following the expiration or termination of the Letter Agreement.

Stamp Taxes

If you purchase Ordinary Shares offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our Ordinary Shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or our Ordinary Shares in any jurisdiction where action for that purpose is required. Accordingly, our Ordinary Shares may not be offered or sold, directly or indirectly, and this prospectus or any other offering material or advertisements in connection with our Ordinary Shares may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Foreign Regulatory Restrictions on Purchase of our Ordinary Shares

We have not taken any action to permit a public offering of our Ordinary Shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. People outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of our Ordinary Shares and the distribution of this prospectus outside the United States.

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LEGAL MATTERS

Certain legal matters as to Singapore law will be passed upon for us by Drew & Napier LLC, our Singapore counsel. Certain other legal matters as to United States Federal and New York State law in connection with this Offering will be passed upon for us by Loeb & Loeb LLP, New York, New York. Certain legal matters as to Cayman Islands law in connection with this Offering will be passed upon for us by Harney Westwood & Riegels Singapore LLP. Certain legal matters as to U.S. federal law in connection with this Offering will be passed upon for the Underwriters by Lewis Brisbois Bisgaard & Smith LLP, San Francisco, CA.

EXPERTS

The consolidated financial statements of SIMPPLE Ltd. and subsidiaries (the “Company”) as of December 31, 2023 and 2024 have been incorporated by reference herein and in the registration statement in reliance upon the reports of Audit Alliance LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

● our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on April 8, 2025;

● our Interim Unaudited Condensed Consolidated Financial Statements for the six months ended June 30, 2024 and 2025, as exhibited with our Current Report on Form 6-K filed with the SEC on October 7, 2025;

● our Current Reports on Form 6–K filed with the SEC on December 30, 2024, March 17, 2025, May 2, 2025, June 10, 2025, July 7, 2025, July 25, 2025, October 22, 2025, January 2, 2026 and March 26, 2026 (in each case, except for information contained therein which is furnished rather than filed); and

● the description of our Ordinary Shares in our registration statement on Form 8–A filed with the SEC on September 12, 2023, including any amendments thereto or reports filed for the purpose of updating such description.

● any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

● any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Our annual report contains a description of our business primarily through our subsidiaries in Singapore and audited consolidated financial statements with reports by our independent auditors. The consolidated financial statements are prepared and presented in accordance with U.S. GAAP.

Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents incorporated by reference have been modified or superseded. Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

We will provide without charge to any person (including any beneficial owner) to whom this prospectus is delivered, upon oral or written request, a copy of any document incorporated by reference in this prospectus but not delivered with the prospectus (except for exhibits to those documents unless a documents states that one of its exhibits is incorporated into the document itself). Such request should be directed to: SIMPPLE LTD., 71 Ayer Rajah Crescent #03-07 Singapore 139951, Tel: +65 6816 2194.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the ordinary shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto, to which reference is hereby made. With respect to each contract, agreement or other document filed as an exhibit to the registration statement, reference is made to such exhibit for a more complete description of the matter involved. The registration statement and the exhibits thereto filed by us with the SEC may be inspected at the public reference facility of the SEC listed below.

The registration statement, reports and other information filed or to be filed with the SEC by us can be inspected and copied at the public reference facilities maintained by the SEC at 100 F. Street NW, Washington, D.C. 20549. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that make electronic filings with the SEC using its EDGAR system.

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

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PROSPECTUS

SIMPPLE LTD.

US$700,000,000

Ordinary Shares

Preferred Shares

Debt Securities

Warrants

Units

Rights

From time to time, we may offer, issue and sell up to US$700,000,000 of any combination of the securities described in this prospectus in one or more offerings. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable antidilution provisions.

This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. The prospectus supplement or any related free writing prospectus may also add to, update, supplement or clarify information contained in this prospectus.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our Ordinary Shares in any 12-month period so long as the aggregate market value of our outstanding Ordinary Shares held by non-affiliates remains below $75,000,000. The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates is approximately $28,833,053 based on the closing price of $6.48 per ordinary share on October 15, 2025 and 4,449,860 ordinary shares held by non-affiliates. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “SPPL.” The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Market or other securities exchange of the securities covered by the prospectus supplement.

Investing in the shares involves risks. See section titled “Risk Factors” on page 18 of this prospectus.

We are both an “emerging growth company” and a “foreign private issuer” under applicable U.S. Securities and Exchange Commission rules and as such are eligible for reduced public company disclosure requirements. See section titled “Prospectus Summary — Implications of Being an ‘Emerging Growth Company’ and a ‘Foreign Private Issuer’” for additional information.

We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated ______, 2025

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We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Neither the delivery of this prospectus or any accompanying prospectus supplement, nor any sale of securities made under these documents, will, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus, any accompanying prospectus supplement or any free writing prospectus we may provide you in connection with an offering or that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. You should assume that the information in this prospectus or any accompanying prospectus supplement, as well as the information incorporated by reference in this prospectus or any accompanying prospectus supplement, is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell Ordinary Shares, preferred shares, warrants to purchase Ordinary Shares or preferred shares, debt securities or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, in one or more offerings up to a total dollar amount of US$700,000,000. We have provided you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document filed after the date of this prospectus and incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find More Information.”

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Conventions That Apply to this prospectus

Throughout this prospectus, we use a number of key terms and provide a number of key performance indicators used by management. Unless the context otherwise requires, the following definitions apply throughout where the context so admits:

Other Companies, Organizations and Agencies

“BCA”	:	Building & Construction Authority of Singapore
“Independent Registered Public Accounting Firm”	:	Audit Alliance LLP
“IRAS”	:	Inland Revenue Authority of Singapore
“JTC”	:	JTC Corporation, a statutory board under the Singapore Ministry of Trade and Industry

General

“Audit Committee”	:	The audit committee of our Board of Directors
“Board” or “Board of Directors”	:	The board of Directors of our Company
“Companies Act”	:	The Companies Act (Revised) of the Cayman Islands, as amended, supplemented, or modified from time to time
“Company”	:	SIMPPLE LTD., the issuer in this prospectus
“Compensation Committee”	:	The compensation committee of our Board of Directors
“CCTV”	:	Closed Circuit Television
“Directors”	:	The directors of our Company

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“DPA”		The Data Protection Act (Revised), of the Cayman Islands, as amended from time to time and any regulations, codes of practice or orders promulgated pursuant thereto
“Executive Officers”	:	The executive officers of our Company. See section titled “General Information On Our Group — Our Business Overview — Management.”
“Fiscal Year” or “FY”	:	Financial year ended or, as the case may be, ending December 31
“FM”	:	The facilities management sector
“FRA”		Financial Reporting Authority
“FRS”		The Singapore Financial Reporting Standard
“GAAP”	:	Accounting principles generally accepted in the United States of America
“Gaussian Robotics” or “GS”		Gaussian Robotics Pte. Ltd.
“Group”	:	Our Company and our subsidiaries
“IFSC”		IFSC Pte. Ltd.
“IoT”	:	Internet-of-Things
“IPO”		The Company’s initial public offering of 1,602,000 Ordinary Shares, par value $0.0001 per share at a price of $5.25 per share
“IRS”		Internal Revenue Service
“Listing”	:	The listing and quotation of our Shares on Nasdaq
“MOUs”		Memorandums of Understanding
“Nasdaq”	:	The Nasdaq Stock Market LLC
“Nasdaq Listing Rules”	:	The Nasdaq rules governing listed companies
“Nominating and Corporate Governance Committee”	:	The nominating and corporate governance committee of our Board of Directors
“PropTech”	:	Property Technology
“SaaS”	:	Software as a service
“SFRS(I) 9”		Singapore Financial Reporting Standard (International) 9
“Share(s)” or “Ordinary Shares”	:	Ordinary share(s) in the share capital of our Company

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“Shareholders”	:	Registered holders of Shares
“SIMPPLE Pte Ltd”		SIMPPLE Pte. Ltd.
“Smart Building”	:	An industry term for any building that is equipped with advanced and integrated building technology systems, such as building automation, life safety, telecommunications, user systems, and facility management systems
“SPAUS”		SIMPPLE Australia Pty Ltd
“Top-Tier”	:	The top 39 Singapore facilities management contractors as of the date of this prospectus. These Level 6 contractors are registered with the BCA and categorized under the Workhead and Grading certification of FM02-L6, which enables them to bid for public sector project tenders of unlimited contract value
“YA”	:	Year of assessment
“QEF”		Qualified electing fund

Currencies, Units and Others

“S$”	:	Singapore dollars, the lawful currency of the Republic of Singapore
“US$” or “$”	:	U.S. dollars and cents respectively, the lawful currency of the U.S.
“%” or “per cent.”	:	Per centum
“RMB”		Renminbi, lawful currency of China

Any discrepancies in tables included herein between the total sum of amounts listed and the totals thereof are due to rounding. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

In this prospectus, references to “our Company” or to “the Company” are to SIMPPLE LTD. and, unless the context otherwise requires, a reference to “we”, “our”, “us,” “the Company”, “our Company” or “our Group” or their other grammatical variations is a reference to our Company and our subsidiaries taken as a whole.

Certain of our customers and suppliers are referred to in this prospectus by their trade names. Our contracts with these customers and suppliers are typically with an entity or entities in the relevant customer or supplier’s group of companies.

Internet site addresses in this prospectus are included for reference only and the information contained in any website, including our website, is not incorporated by reference into, and does not form part of, this prospectus.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and related notes that are incorporated by reference in this prospectus.

Overview

Headquartered in Singapore, SIMPPLE LTD. is an advanced technology solution provider in the emerging property-technology (“PropTech”) space, focused on helping facility owners and managers manage their facilities autonomously. Over the past five years, the Company has developed a proprietary ecosystem solution that automates workflow and the workforce in areas such as building maintenance, security surveillance and janitorial services. The products and services under the SIMPPLE Ecosystem are as follows:

SIMPPLE Software (A software platform comprising modules related to quality management, workflow management and people management).

SIMPPLE PLUS (Robotic solutions in Cleaning and Security domains as well as IoT Devices and peripherals).

SIMPPLE.AI (Next generation facilities management Autonomic Intelligence Engine that automates workflow processes in a built environment setting).

In addition, the Company offers professional services, such as set-up and installation and systems consultation, to its clients. On average, the solutions the Company offers increases customer efficiency in asset maintenance, while also reducing insurance costs.

We were founded in 2016, and our initial focus was on the development of a robotic cleaning solution. As cleaning operations usually cover a large area of space, the then-existing robotic solutions and machinery were bulky and not fit for Singapore’s infrastructure. Through the design and development of minimal human intervention cleaning robotics, we were able to build a solution to match the specific facility cleaning needs of Singapore’s skyscraper dominant environment. We understood that robotics should not be a standalone solution. Instead, we realized the merits of a fully automated Smart Building model with the integration of robotic solutions. We believe that our ecosystem-focused solution will create more value to building owners and facility managers as often times, data inputs alone are insufficient for efficient operations. Decision-making logic and intelligent task allocation to deployable assets must be built into the platform solution in order to achieve autonomous operations within a facility.

Innovation is one of our core values. In 2020, the Company collaborated with a private hospital group to win the Royal Institute of Chartered Surveyors (RICS) SEA Innovation Award for SIMPPLE Ecosystem’s novelty and value creation to the facilities management sector. Innovation did not end there. In the first quarter of 2022, we were awarded an industry project to develop the next-generation facilities management platform that can automate workflows within a building. This development project was supported by the Singapore Government as well as four key partners, who are the largest private property developers in Singapore. Capital for the project was provided directly by the Singapore Government.

We conduct our business through four subsidiaries, namely IFSC Pte. Ltd. (“IFSC”), SIMPPLE Pte. Ltd. (“SIMPPLE Pte Ltd”), Gaussian Robotics Pte. Ltd. (“Gaussian Robotics” or “GS”) and SIMPPLE Australia Pty Ltd (“SPAUS). IFSC is a wholly owned subsidiary of the issuer; and SIMPPLE Pte. Ltd., GS and SPAUS are wholly owned by IFSC. All four of our subsidiaries are Singapore companies. See “Prospectus Summary – Our Corporate Structure and History.”

While the main product and development centers around the software platform sold under the IFSC brand name, the robotic distribution revenue stream contributed by Gaussian Robotics forms the sustainable cash flow of the group, allowing the Company to reinvest profits made from the distribution business into development of the software platform which is a high growth SaaS model product. Our revenue for the year ended December 31, 2024 and 2023 was S$3,773,324 and S$4,686,925, respectively. We recorded a total comprehensive loss of S$3,894,217 and S$7,572,073 for the year ended December 31, 2024 and 2023, respectively. Our indebtedness as of the year ended December 31, 2024 and 2023 was S$4,171,120 and S$5,216,697, respectively. Our revenue for the six months ended June 30, 2025 was S$3,484,961. We recorded a total comprehensive loss of S$1,555,625 for the six months ended June 30, 2025. Our indebtedness as of June 30, 2025 was S$8,017,958.

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Our Industry

Our business is to support facility owners and managers. Our industry is growing due to advances in technology and the continued growth of the real estate market generally. According to an industry report released by Fortune Business Insights, the global facilities management market is projected to grow from US$1.3 trillion in 2022 to US$1.9 trillion by 2029, a CAGR of 5.7%.

We currently compete in Singapore and are expanding our global presence through the setting up of satellite offices and onboarding of distributors in cities where we do not have a physical presence. According to Gen Consulting Company (source: https://gen-cons.com/store/facility-management-market-in-singapore/) the facilities management market in Singapore was valued at US$966 million in 2021 and is projected to grow at 2.1% CAGR from 2022 to 2028, to a value of US$1.1 billion. The growing emphasis on outsourcing non-core operations and growth in the real estate sector is expected to drive the Singapore market for facility management services. Moreover, the government regulation on safety measures and environmental concerns to follow green practices is expected to drive the market.

SIMPPLE has also established strong sales channels with distributors of our products and services, including with a recognized brand, in their respective industries. The distributor network extends beyond Singapore and covers Australia, Hong Kong, Japan and Malaysia, providing us the ability to compete globally and the opportunity to expand globally in the future. SIMPPLE intends to set up satellite offices in Australia, Malaysia, and North America so that we are better able to penetrate the market. In addition, global partnerships with IoT manufacturers, network providers as well as FM providers allow SIMPPLE to tap on their networks to cross-sell multiple and new product lines, which are relevant to the end-clients.

Being software driven, we are able to remotely access and set up software services for our clients, currently with hardware set up being performed by distributors, or with our planned satellite offices in the future. We have also partnered with global network providers to ensure our IoT devices have connectivity in the territories we intend to establish a presence in. Moreover, the distributors that we are partnering with are typically distributors of robotic equipment for facilities services and find SIMPPLE Software a complementary solution that they can also distribute. We believe that these factors will help enable us to compete globally.

Technology.The FM industry is moving into the era of Smart Building Automation. Deployment of CCTV cameras and IoT sensors throughout facilities is becoming prevalent as facilities management companies and their managers want to monitor work progress across multiple sites simultaneously while ensuring proper execution of maintenance tasks by vendors all from their office. The growing acceptance by facility owners enables peace of mind to manage the facility. Through a central command center, mobile facilities management teams can respond to any incident on-site faster and more accurately. Moreover, with increased automation, facility and engineering professionals will be able to spend more time managing tenants and occupiers’ needs, while reducing personnel required on-site, and potentially be able to oversee a bigger portfolio of buildings than prior technology would have permitted.

Real Estate and Facilities Management. Demand across commercial office and retail buildings, industrial facilities and residential buildings in Singapore has grown moderately over the past five years and will continue to grow at a faster pace as the country (and the world) reopens its borders. Facilities management, including cleaning and security services, will continue to be a key focus in Singapore and around the world. According to an industry report released by Fortune Business Insights, the global facilities management market is projected to grow from US$1.3 trillion in 2022 to US$1.9 trillion by 2029, at a CAGR of 5.7%. Government bodies, not just in Singapore but globally, are accelerating the shift towards technology automation and green buildings. In Singapore, we see government initiatives and incentives spearheading technology adoption across different industries. Workforce productivity continues to be a key focus area as companies transform and grow to stay competitive in the global landscape. As such, technology automation and artificial intelligence will remain top of mind for companies with primary operations in Singapore and other developed nations. See “Industry Overview” for more information.

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Our Competitive Strengths

We believe that the following strengths distinguish us from our competitors and have contributed to our success:

Strong market presence with established track record at enterprise level

We have a strong foothold in the Singapore facilities management market, serving over 60 clients in both the public and private sectors. We service 20 out of the 39 Top-Tier Singapore facilities management contractors. We view our management team’s collective industry knowledge and extensive project management experience as valuable in establishing stable relationships and providing strong and sound technical competency to our existing and prospective customers in the domain. We are often invited as guest speakers and panelist for industry-related trade association events and TechConnect sessions organized by Singapore International Facility Management Association, Environmental Management Association of Singapore, Security Association of Singapore, Association of Certified Security Agencies, SGTech, Institution of Engineers, Singapore, NTUC e2i Employment and Employability Institute. The management team is also involved in industry focus group consultations and robotics workstreams by relevant government bodies and major property developers to share on the latest technological developments within the facilities management industry and set industry standards or best practices to further advance the Singapore government agenda.

Automated Building Management with fully integrated, end-to-end and customizable solutions

We are able to identify and understand the specific needs of our customers, which are required to provide integrated and fit-for-purpose solutions involving a customized mix of IoT sensors, robotics technologies and facilities management software. The SIMPPLE Ecosystem is currently one of the few solutions in Singapore that has a full integration of the aforementioned. With SIMPPLE A.I., SIMPPLE takes that competitive advantage a step further by automating the way facilities are managed. On top of a software platform that meets the needs of the operating workforce, SIMPPLE A.I. also includes capabilities in the Environmental, Social, and Governance (ESG) compliance and reporting segment that allows end users to report against globally recognized standards and accreditation.

Through our strong domain expertise in the field of facilities management, we understand the challenges that companies face when adopting standalone solutions that may not integrate with other solutions easily. With our tailored solutions approach, we can meet the needs of our clients while providing a user-friendly dashboard for every level of management. We also provide training and development for our clients to ensure that no employee, whether or not a digital native, is left behind as we move towards an era of Smart Building Automation.

SIMPPLE is not only able to integrate with third party IoT sensors, facility assets, and robotics, but we also sell these products under SIMPPLE Robotics. This gives the assurance to clients that our technology is integrated out-of-the-box and makes procurement and deployment fuss-free, allowing our customers to deal with one party for all their technological needs for their facility.

Our primary competitors are software companies specializing in facilities management. These software companies focus on a workforce management based solution with key objectives targeting solely at building service contractors. In recent times, IoT devices that can help detect scenarios and trigger a work order to the workforce have become common and often are integrated with the solution. SIMPPLE does better by incorporating the input of robotics as well as the remote operations of robotics for a holistic facilities management approach. SIMPPLE can not only read and visualize robotic data, but also perform command and control via a proprietary device, thus allowing for a full automated process based on sensor and data input without human intervention.

Our business model attracts not only building service contractors but also facility owners who demand accountability and cost savings through efficiency. This allows for building service contractors using SIMPPLE to secure contracts easily when competing with other contractors using standard software solutions, as facility owners grow to prefer SIMPPLE over the competition in terms of their offerings.

Strong Channels and Partnerships

SIMPPLE has established strong sales channels with distributors of our products and services, including recognized brands. This allows SIMPPLE to tap on their network to cross sell multiple and new product lines which are relevant to the end clients.

SIMPPLE’s strong partnerships with suppliers also mean that should clients approach our suppliers directly, they would be referred to SIMPPLE to adopt multiple product lines as an ecosystem rather than a procurement of only a singular technology.

Proprietary technology platform powered by AI and machine learning developed in-house in Singapore

We believe that technology in the field of facilities management will continue to advance from descriptive analytics to predictive, preventive and proactive analytics. Automation will be the new normal as humans and robots interact with one another to live, play and work. Our products are designed with the needs of the future workforce in mind. We have built the SIMPPLE Ecosystem as an operating system layer that integrates seamlessly with our robots, IoT sensors, facility assets, and the human workforce, where operations will be autonomous in the future while having minimal human intervention. SIMPPLE was also built to be future-ready, with the architecture being able to integrate with multiple third party IoT devices and robotics as well as other software platforms if required.

While some of these hardware products SIMPPLE distribute are based outside of Singapore, SIMPPLE Software and majority of SIMPPLE A.I. components are developed in-house with a local Singapore workforce – full stack developers, integrations engineers and computer vision engineers. Singapore is widely recognized for our technology innovation leadership, skilled talent workforce, and its strategic location that connects the East and West globally.

Multifunctional robotics – 2-in-1 and 3-in-1 services

Innovation is at the core of delivering fit-for-purpose solutions. Over the years, SIMPPLE has redefined the possibilities of technology innovation in the field of facilities management. In the past, the Company started out in the cleaning services industry. Today, SIMPPLE is championing change by bringing security surveillance capabilities and digital concierge services onto the cleaning robot body, enabling it to perform multiple facility service functions. In 2024, the Company launched its first 3-in-1 multifunctional robot, Gemini, that is capable to perform security surveillance through computer vision analytics, digital concierge services through two-way video communications, and cleaning services with a scrubbing capability. As the Company looks ahead with its existing suite of robots, SIMPPLE plans to equip A.I. capabilities on these machines to further enhance operational efficiency and meet various clients’ requirements. This integration of capabilities enables end customers to leverage these cutting-edge technologies to streamline labor cost and scale across deployments with ease of transparency and accountability in its site operations.

Brand agnostic software integration

Traditional facilities management software systems are often standalone or one-dimensional, designed to function in isolation without seamless integration capabilities with hardware peripherals. This lack of interoperability makes it tedious and expensive for organizations to connect with different systems, requiring custom-built solutions, complex middleware, or costly upgrades to ensure compatibility. In contrast, SIMPPLE Software is built with an open source and open-API architecture, enabling effortless integration with a wide range of third-party solutions. This brand-agnostic approach allows businesses to connect existing hardware and compatible software products quickly, reducing implementation time while enhancing operational efficiency. By eliminating integration bottlenecks, SIMPPLE Software empowers organizations to adopt a more flexible, scalable, and cost-effective approach to smart facilities management.

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Our Business Strategies and Future Plans

Our business strategies and future plans are as follows:

Continued Investment in Product Research and Development

Develop new software products with improved capabilities to deal with complex enterprise-level requirements

SIMPPLE Software has gone through two iterations of development. As we continue to innovate and invest in the future of smart facilities management, we plan to develop a new software product that will complement our existing value proposition while addressing more complex enterprise-level requirements. This next-generation SIMPPLE Software solution will be designed with a more robust network architecture, enabling greater scalability, enhanced data security, and seamless interoperability across large-scale operations. With advanced capabilities tailored for enterprises with intricate workflows and high-volume data processing needs, this new iteration will empower organisations to optimize efficiency at an even greater scale. We are committed to delivering a future-ready solution that meets the evolving demands of the facilities management and built environment industry while maintaining the flexibility and user-centric approach that defines our technology.

Continued use of A.I. to expand robotics multifunctional capabilities

Our past technology initiatives include the (1) design and development of autonomous floor scrubbing robots fit for Singapore’s purpose, (2) design and development of self-docking capabilities to perform autonomous cleaning operations, (3) design and development of modular 2-in-1 multifunctional security and cleaning robots, and (4) design and development of 3-in-1 security, concierge, and cleaning robot on a scrubber robot base. On the hardware front with robots, while we see a growing interest in humanoids in the market, we believe end users will not immediately adopt humanoids as a solution to facility service operations. As such, we intend to continue innovating and expanding our robotic fleet to include artificial intelligence-enabled capabilities – to further refine our security surveillance and digital concierge technologies in each robot model. Through these developments, we plan to secure intellectual properties registration and awards to license and export these modular hardware and software to channel distributors and end direct users.

Build SIMPPLE Vision A.I. and SIMPPLE Integrate capabilities to meet more used cases and applications

After the launch of SIMPPLE Vision and contract win with a national healthcare institution, there are more problem statements that the healthcare group has shared with the Company, that requires advanced computer vision capabilities in order to accurately meet these requirements. That said, we plan to enhance our A.I. vision capabilities through building a team of qualified computer vision engineers and embarking on extensive training and development of A.I. models to detect new and more objects for the various industries of interest. We will continue to take customer feedback seriously to refine our A.I. models until commercially proven. With an established track record in the industries of interest, SIMPPLE can scale these solutions to overseas markets quickly.

Geographic Expansion

Our mandate to be a global facilities management technology solution provider remains. Since our public offering in 2023, we have established an overseas office in Australia as part of our international expansion strategy. We have also expanded our presence internationally through channel partners in countries like Malaysia, Thailand, Hong Kong, Japan, Australia, New Zealand, Qatar, Denmark, Canada, and the United States of America. Our focus in the coming years will be to establish an overseas office in the USA and Europe, where the business deems feasible.

For countries that we do not have an overseas office, we plan to engage channel partners such as robot distributors, technology system integrators, and software solution providers that have a strong facilities footprint. This enables us to target asset owners and facility management companies quicker while providing fit for purpose solutions across various product verticals like SIMPPLE Software, SIMPPLE Robotics, and SIMPPLE A.I..

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Expansion Through Organic Growth and Acquisitions

Organic Growth into New Market Segments

Since our public offering in 2023, we have expanded our total addressable market in Singapore beyond cleaning and facilities management to include security services. We intend to grow our portfolio of clientele to include stakeholders across the real estate or built environment value chain. Across the built environment industry, we initially focused on commercial properties only, but have since ventured into private residential properties, aviation, rail transport nodes, and light industrial estates. We will continue to look for new opportunities where we can deliver fit-for-purpose solutions to such facilities.

Strategic Alliances and Partnerships

SIMPPLE continues to strengthen its global presence through strategic alliances and partnerships as it builds its channel partner network. This enables the Company to jointly develop innovative solutions tailored for the overseas market. By collaborating with these industry leaders and technology partners, SIMPPLE can leverage complementary expertise to enhance SIMPPLE Ecosystem offerings and adapt to diverse operational needs worldwide. These partnerships also facilitate joint commercial engagements, allowing us and the partner to combine resources, networks, and market insights to secure new contracts and drive business growth internationally.

SIMPPLE also signed and renewed commercial agreements with major robotic suppliers Gausium Holdings and Cenobots as well as IoT supplier Milesight. Notably, SIMPPLE has signed a joint venture partnership with Evolve Consulting ApS to co-develop an integrated software platform that merges SIMPPLE’s facility management expertise with Evolve’s regulatory compliance system. Through this partnership, Evolve will drive commercial engagements for SIMPPLE in the European region. There were other Memorandums of Understanding (“MOUs”) signed between facilities management operators and software providers, with the intent of driving revenue for both parties as part of a win-win relationship.

Acquisition Opportunities

We also intend to pursue suitable inorganic growth opportunities such as acquisitions to either expand our suite of solutions in the facilities management space or expand our customer base to drive revenue growth. For example, potential acquisitions or strategic investment targets may include: (1) system integrators with a large customer user base in the facilities management sector, (2) companies that the Company can vertically or horizontally integrate with to bring more value to property developers and facility owners or (3) distributors of robotic or IoT resources serving the facilities management space. We may also acquire or team up with companies that provide complementary services in new markets segments such as those described above. We believe that building up a comprehensive suite of facilities services technologies will enable us to maintain our competitive edge and attract building owners to adopt our integrated and holistic solution.

Align closely with Singapore government’s Industry Transformation Roadmap

The facilities management industry is rapidly transforming due to a wide range of applications that can now be addressed by the growing availability of cost-effective technologies such as IoT devices, building information modeling, surveillance cameras, among others; and these new technologies have become more easily accessible to the market. However, the Company has observed a lack of a singular A.I.-driven platform that harnesses the power of various technologies and can be applied to resolve issues that were never thought possible just a few years before.

From our inception, we have understood the importance of being at the core of the industry so that we can be a key enabler of transformation from within. We achieved this by being involved in relevant industry-leading forums organized by industry trade associations and various sector-led government agencies. Our active contributions to the industry have made us a recognizable technology provider in Singapore as evidenced by the technology trials, innovation grant awards and press that we have been featured in. Such government grant awards (“Innovation Grants”) include the Enterprise Development Grants awarded to Gaussian Robotics Pte. Ltd. and SIMPPLE Pte. Ltd. by Enterprise Singapore as well as Advanced Digital Solutions grant awarded to IFSC Pte. Ltd. by the InfoComm Media Development Authority. The Company retains ownership of all intellectual property developed pursuant to these Innovation Grants.

Being at the core of the industry enables us to gain an in-depth understanding of the sector domain, which proved to be critical to ensure that the end product not only addresses real-world industry issues but also creates significant value for our end-users and clients. As part of the Company’s broader strategy, SIMPPLE is taking a strategic step forward by relocating to a larger office within the Building and Construction Authority (BCA) premises, reinforcing our position as a leading technology solution provider in the built environment ecosystem. This move not only provides us with a more expansive workspace to support our growing team and operations but also places us in closer proximity to key industry stakeholders, regulatory bodies, and potential partners. Being within BCA’s purview enhances our credibility within the facilities management industry, strengthening our role in driving innovation and digital transformation. Furthermore, this relocation will allow us to engage investors, showcase our capabilities, and solidify SIMPPLE’s standing as a trusted player in the smart facility management landscape.

Our road map for future growth

Guided by mega-trends such as rising populations and increased world-wide technology adoption, we see ourselves leading the change in the facility management industry delivering the next-generation PropTech solution to meet the needs of building owners and facility managers, which includes technological advances such as data and analytics, artificial intelligence and machine learning. As such, we have outlined four key strategic thrusts to expand the business in this growing market for connected systems in facilities management industry:

●	Contribute to Industry Transformation

●	Accelerate Focused Innovation and Technology

●	Develop Strategic Partnerships

●	Focus on Rapid and Rational Growth

See “Our Business Overview – Our Business Strategies and Future Plans” for more information

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Our Corporate Structure and History

The chart below illustrates our corporate structure and identifies our subsidiaries as of the date of this prospectus

Name	Background	Ownership

IFSC Pte. Ltd.	Incorporated on March 18, 2016 as a private company limited by shares under the laws of Singapore	100% owned by SIMPPLE LTD.

Gaussian Robotics Pte. Ltd.	Incorporated on May 18, 2017 as a private company limited by shares under the laws of Singapore. Acquired by IFSC Pte. Ltd. on August 15, 2017	100% owned by IFSC Pte. Ltd.

SIMPPLE Pte. Ltd.	Incorporated on October 13, 2020 as a private company limited by shares under the laws of Singapore	100% owned by IFSC Pte. Ltd.

SIMPPLE Australia Pty Ltd	Incorporated on September 2023, as a private company limited by shares under the laws of Australia	100% owned by IFSC Pte. Ltd.

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SIMPPLE LTD. was incorporated in the Cayman Islands on August 24, 2022 as an exempted company under the name “SIMPPLE LTD.”

IFSC was incorporated in Singapore on March 18, 2016 as a private company limited by shares under the name “IFSC Pte. Ltd.”

Gaussian Robotics was incorporated in Singapore on May 18, 2017 as a private company limited by shares under the name “Gaussian Robotics Pte. Ltd.”. Gaussian Robotics became a wholly owned subsidiary of IFSC on August 15, 2017.

SIMPPLE Pte. Ltd. was incorporated in Singapore on October 13, 2020 as a wholly owned subsidiary of IFSC under the name “SIMPPLE Pte. Ltd.”

On October 21, 2022, we consummated a reorganization (the “Reorganization”), pursuant to which SIMPPLE LTD., our Cayman Islands issuer, became the 100% owner of IFSC. IFSC is the 100% owner of both Gaussian Robotics and SIMPPLE Pte. Ltd., and also is engaged in our facilities management software business, including in connection with the SIMPPLE Ecosystem and SIMPPLE.AI. In connection with the Reorganization, the former shareholders of IFSC exchanged their IFSC Ordinary Shares for Ordinary Shares of the Company.

On March 31, 2023, the Company implemented an employee share incentive plan, the aggregate maximum number of unrestricted shares reserved and available for grant and issuance under the plan shall be 3,293,000 shares. As of the date of issuance of these financial statements, a total of 2,400,000 shares have been granted and issued to three consultants under this plan, at an exercise price of $0.35 per share, in consideration for services rendered

On September 6, 2023, SIMPPLE Australia Pty Ltd was incorporated in Australia as a private company limited by shares.

On September 12, 2023, SIMPPLE LTD. (the “Company”) entered into an underwriting agreement with Maxim Group LLC, as underwriter named thereof, in connection with its initial public offering (“IPO”) of 1,602,000 Ordinary Shares, par value $0.0001 per share at a price of $5.25 per share. The Company’s Registration Statement on Form F-1 (File No. 333-271067) for the IPO, originally filed with the U.S. Securities and Exchange Commission (the “Commission”) on April 3, 2023 was declared effective by the Commission on September 12, 2023. On September 15, 2023, the Company consummated its IPO.

On September 15, 2023 the Company issued Representative’s Warrants to purchase up to 80,100 Ordinary Shares at $6.30 per share to Maxim Group LLP, substantially in the form of the underwriting agreement entered into in connection with its IPO.

On September 21, 2023, Maxim Group LLC notified the Company of their decision to exercise the over-allotment option to purchase an additional 100,000 Ordinary Share at a price of $5.25 per share. The closing for the sale of the over-allotment shares took place on September 22, 2023. Gross

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On October 4, 2023, Maxim Group LLC notified the Company of their decision to exercise the over-allotment option to purchase an additional 60,300 Ordinary Share at a price of $5.25 per share. The closing for the sale of the over-allotment shares took place on October 6, 2023.

Gross proceeds of the Company’s IPO, including the proceeds from the sale of all over-allotment shares, totaled approximately $9.25 million, before deducting underwriting discounts and other related expenses.

On September 6, 2024, SIMPPLE LTD. entered into a series of securities purchase agreement with twelve purchasers, pursuant to which the Company agreed to issue and sell, in a private placement, an aggregate of $1,260,000 of securities, consisting of 4,846,153 ordinary shares of the Company, par value $0.0001 per share and warrants to purchase an aggregate of 4,846,153 Ordinary Shares at an exercise price of $0.13 per share, subject to adjustment therein. Each Warrant was exercisable on or after December 31, 2024 and will expire on December 31, 2027, the third year anniversary of the initial exercise date therein.

On December 13, 2024, the Company underwent a reverse share split, whereby the authorized share capital of the Company was redesignated from US$50,000 divided into 500,000,000 ordinary shares of a nominal or par value of US$0.0001 each, to US$50,000 divided into 62,500,000 ordinary shares, par value US$0.0008 each.

On June 30, 2025, the Company entered into a series of securities purchase with 10 purchasers, pursuant to which the Company agreed to issue and sell, in a private offering, an aggregate of $2,000,001 of securities, consisting of 1,333,334 ordinary shares of the Company, par value $0.0008 per share. The transaction closed on June 30, 2025.

On October 14, 2025, a special resolution was passed, whereby the authorized share capital of the Company was increased to US$3,200,000 divided into 4,000,000,000 Ordinary Shares, par value US$0.0008 each.

Corporate Information

Our principal place of business is 71 Ayer Rajah Crescent #03-07, Singapore 139951. Our registered office in the Cayman Islands is Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands. The telephone and facsimile numbers of our registered office are +65 6816 2194 and +65 6909 6936, respectively. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168. Our corporate website is https://www.simpple.com.sg/ Information contained on our website does not constitute part of this prospectus

Implications of Being an “Emerging Growth Company” and a “Foreign Private Issuer”

Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible, for up to five years, to take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include:

●	the ability to include only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations disclosure;

●	exemptions from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), in the assessment of our internal control over financial reporting;

●	to the extent that we no longer qualify as a foreign private issuer, (i) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (ii) exemptions from the requirement to hold a non-binding advisory vote on executive compensation, including golden parachute compensation.

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We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the consummation of the IPO or such earlier time that we are no longer an emerging growth company.

As a result, the information contained in this prospectus may be different from the information you receive from other public companies in which you hold shares. We do not know if some investors will find the Shares less attractive because we may rely on these exemptions. The result may be a less active trading market for the Shares, and the price of the Shares may become more volatile. We will remain an emerging growth company until the earliest of: (1) the last day of the first fiscal year in which our annual gross revenue exceeds $1.235 billion; (2) the last day of the fiscal year following the fifth anniversary of the date of the IPO; (3) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of the Shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (4) the date on which we have issued more than $1.00 billion in non-convertible debt securities during any three-year period.

Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

Foreign Private Issuer

We report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the rules under the Exchange Act requiring domestic filers to issue financial statements prepared under U.S. GAAP;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission (the “SEC”) of quarterly reports on Form 10-Q containing unaudited financial and other specific information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Notwithstanding these exemptions, we will file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our Executive Officers or members of our Board of Directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States, or (iii) our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies are also exempt from certain more extensive executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company, but remain a foreign private issuer, we will continue to be exempt from the more extensive compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer and will continue to be permitted to follow our home country practice on such matters.

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Market and Industry Data

We obtained certain industry, market and competitive position data in this prospectus from our own internal estimates, surveys and research and from publicly available information, including industry and general publications and research, surveys and studies conducted by third parties, such as reports by governmental agencies, for example, the Singapore Department of Statistics, the Singapore Ministry of Trade and Industry and the Singapore Urban Redevelopment Authority, among others, and by private entities. None of these governmental agencies and private entities are affiliated with our Company, and the information contained in this report has not been reviewed or endorsed by any of them.

Industry publications, research, surveys, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors”. These and other factors could cause results to differ materially from those expressed in the forecasts or estimates from independent third parties and us.

Trademarks, Service Marks and Tradenames

We have proprietary rights to trademarks used in this prospectus that are important to our business, many of which are registered under applicable intellectual property laws. Solely for convenience, the trademarks, service marks, logos and trade names referred to in this prospectus are without the ® and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

This prospectus contains additional trademarks, service marks and trade names of others, which are the property of their respective owners. All trademarks, service marks and trade names appearing in this prospectus are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, copyrights, or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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RISK FACTORS

An investment in our securities involves a high degree of risk. We operate in a highly competitive environment in which there are numerous factors which can influence our business, financial position or results of operations and which can also cause the market value of our Ordinary Shares to decline. Many of these factors are beyond our control and therefore, are difficult to predict. Prior to making a decision about investing in our securities, you should carefully consider the risk factors discussed in the section entitled “Risk Factors” contained in our most recent Annual Report on Form 20-F filed with the SEC, and in any applicable prospectus supplement and our other filings with the SEC and incorporated by reference in this prospectus or any applicable prospectus supplement, together with all of the other information contained in this prospectus or any applicable prospectus supplement. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

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CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities we offer as indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

DESCRIPTION OF SHARE CAPITAL AND MEMORANDUM AND ARTICLES OF ASSOCIATION

General

We are an exempted company incorporated with limited liability under the laws of the Cayman Islands and our affairs are governed by:

●	Memorandum and Articles of Association;

●	The Companies Act (Revised) (as amended) of the Caymans Islands, which is referred to as the Companies Act below; and

●	Common law of the Cayman Islands.

Our authorized share capital consists of US$3,200,000 divided into 4,000,000,000 Ordinary Shares, par value US$0.0008 each, of which 4,873,144 shares are issued and outstanding as of October 17, 2025.

All of our outstanding Ordinary Shares are validly issued, fully paid and non-assessable. Our Ordinary Shares are not redeemable and do not provide any preemptive rights.

We have included summaries of certain material provisions of our amended and restated memorandum and articles of association adopted by a special resolution passed on October 14, 2025 (the “Memorandum” and “Articles”, respectively) and the Companies Act insofar as they relate to the material terms of our share capital. The summaries do not purport to be complete and are qualified in their entirety by reference to our Memorandum and Articles, which is filed as an exhibit to the registration statement on Form F-3, of which this prospectus forms a part.

Memorandum of Association

The Memorandum provides, inter alia, that the liability of members of our Company is limited and that the objects for which our Company is established are unrestricted (and therefore include acting as an investment company), and that our Company shall have and be capable of exercising any and all of the powers at any time or from time to time exercisable by a natural person or body corporate whether as principal, agent, contractor or otherwise and, since our Company is an exempted company, that our Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of our Company carried on outside the Cayman Islands.

By special resolution, our Company may alter the Memorandum with respect to any objects, powers or other matters specified in it.

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Ordinary Shares

General. The authorized share capital of the Company is US$3,200,000 divided into 4,000,000,000 Ordinary Shares, par value US$0.0008 each. All of our outstanding Ordinary Shares are fully paid and non-assessable. Certificates representing the Ordinary Shares are issued in registered form. Our shareholders, whether or not they are non-residents of the Cayman Islands, may freely hold and transfer their Ordinary Shares in accordance with our Memorandum and Articles.

Dividends. The holders of our Ordinary Shares are entitled to such dividends as may be declared by our Board of Directors. Our Articles provide that our Board of Directors may declare and pay dividends if justified by our financial position and permitted by law.

Voting Rights. Holders of our Ordinary Shares vote on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. In respect of matters requiring shareholders’ vote, each ordinary share is entitled to one vote. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless voting by poll is required by Nasdaq rules or demanded by the chairman of the meeting, by at least two shareholders having the right to vote on the resolutions, or by shareholder(s) together holding at least 10% of the total voting rights of all our shareholders having the right to vote at such general meeting. A quorum required for a meeting of shareholders consists of one shareholder who holds at least one-third of our issued voting shares. Shareholders’ meetings may be held annually. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. Extraordinary general meetings may be called by a majority of our Board of Directors or upon a requisition of any one or more shareholders holding at the deposit of the requisition at least 10% of the aggregate share capital of our company that carries the right to vote at a general meeting, in which case on advance notice of at least 14 clear days is required for the convening of our annual general meeting and at least 7 clear days is required for the convening of other general meetings by requisition of our shareholders.

Any ordinary resolution to be made by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast in a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the Ordinary Shares cast in a meeting.

A special resolution will be required for important matters such as amending our memorandum and articles of association or changing the name of the Company.

There are no limitations on non-residents or foreign shareholders in the memorandum and articles of association to hold or exercise voting rights on the Ordinary Shares imposed by foreign law or by the charter or other constituent document of our company. However, no person will be entitled to vote at any general meeting or at any separate meeting of the holders of the Ordinary Shares unless the person is registered as of the record date for such meeting and unless all calls or other sums presently payable by the person in respect of Ordinary Shares in the Company have been paid.

Alternation of capital. Our Company may, by an ordinary resolution of its members: (a) increase its share capital by the creation of new shares of such amount as it thinks expedient; (b) consolidate or divide all or any of its share capital into shares of larger or smaller amount than its existing shares; (c) divide its unissued shares into several classes and attach to such shares any preferential, deferred, qualified or special rights, privileges or conditions; (d) subdivide its shares or any of them into shares of an amount smaller than that fixed by the Memorandum; (e) cancel any shares which, at the date of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled; (f) make provision for the allotment and issue of shares which do not carry any voting rights; (g) change the currency of denomination of its share capital; and (h) reduce its share premium account in any manner authorized and subject to any conditions prescribed by law.

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Transfer of Shares. Subject to the Companies Act and the requirements of the stock exchange, all transfers of shares shall be effected by an instrument of transfer in the usual or common form or in such other form as our Board may approve and may be under hand or, if the transferor or transferee is a Clearing House (as defined in the Articles) or its nominee(s), under hand or by machine imprinted signature, or by such other manner of execution as our Board may approve from time to time. Execution of the instrument of transfer shall be by or on behalf of the transferor and the transferee, provided that our Board may dispense with the execution of the instrument of transfer by the transferor or transferee or accept mechanically executed transfers. The transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register of members of our Company in respect of that share. Our Board may, in its absolute discretion, at any time and from time to time remove any share on the principal register to any branch register or any share on any branch register to the principal register or any other branch register. Unless our Board otherwise agrees, no shares on the principal register shall be removed to any branch register nor shall shares on any branch register be removed to the principal register or any other branch register. All removals and other documents of title shall be lodged for registration and registered, in the case of shares on any branch register, at the relevant registration office and, in the case of shares on the principal register, at the place at which the principal register is located. Our Board may, in its absolute discretion, decline to register a transfer of any share (not being a fully paid up share) to a person of whom it does not approve or on which our Company has a lien. It may also decline to register a transfer of any share issued under any share option scheme upon which a restriction on transfer subsists or a transfer of any share to more than four joint holders. Our Board may decline to recognize any instrument of transfer unless a certain fee, up to such maximum sum as the stock exchange may determine to be payable, is paid to our Company, the instrument of transfer is properly stamped (if applicable), is in respect of only one class of share and is lodged at the relevant registration office or the place at which the principal register is located accompanied by the relevant share certificate(s) and such other evidence as our Board may reasonably require is provided to show the right of the transferor to make the transfer (and if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do). The register of members may, subject to the Nasdaq Listing Rules, be closed at such time or for such period not exceeding in the whole 30 days in each year as our Board may determine. Fully paid shares shall be free from any restriction on transfer (except when permitted by the stock exchange) and shall also be free from all liens.

Winding Up; Liquidation. A resolution that our Company be wound up by the court or be wound up voluntarily shall be a special resolution. Subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation for the time being attached to any class or classes of shares:

(a) if our Company is wound up and the assets available for distribution among the members of the Company are more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, then the excess shall be distributed pari passu among such members in proportion to the amount paid up on the shares held by them respectively; and

(b) if our Company is wound up and the assets available for distribution among the members as such are insufficient to repay the whole of the paid-up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up on the shares held by them, respectively.

If our Company is wound up (whether the liquidation is voluntary or compelled by the court), the liquidator may, with the sanction of a special resolution and any other sanction required by the Companies Act, divide among the members in specie or kind the whole or any part of the assets of our Company, whether the assets consist of property of one kind or different kinds, and the liquidator may, for such purpose, set such value as he deems fair upon any one or more class or classes of property to be so divided and may determine how such division shall be carried out as between the members or different classes of members and the members within each class. The liquidator may, with the like sanction, vest any part of the assets in trustees upon such trusts for the benefit of members as the liquidator thinks fit, provided that no member shall be compelled to accept any shares or other property upon which there is a liability.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares. Our Board may, from time to time, make such calls as it thinks fit upon the members in respect of any monies unpaid on the shares held by them respectively (whether on account of the nominal value of the shares or by way of premium) and not by the conditions of allotment of such shares made payable at fixed times. A call may be made payable either in one sum or by instalments. If the sum payable in respect of any call or instalment is not paid on or before the day appointed for payment thereof, the person or persons from whom the sum is due shall pay interest on the same at such rate not exceeding 20 per cent per annum as our Board shall fix from the day appointed for payment to the time of actual payment, but the Board may waive payment of such interest wholly or in part. Our Board may, if it thinks fit, receive from any member willing to advance the same, either in money or money’s worth, all or any part of the money uncalled and unpaid or instalments payable upon any shares held by him, and in respect of all or any of the monies so advanced our Company may pay interest at such rate (if any) not exceeding 20 per cent per annum as may be agreed upon between the member paying the sum in advance and our Board. If a member fails to pay any call or instalment of a call on the day appointed for payment, our Board may, for so long as any part of the call or instalment remains unpaid, serve not less than 14 days’ notice on the member requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued and which may still accrue up to the date of actual payment. The notice shall name a further day (not earlier than the expiration of 14 days from the date of the notice) on or before which the payment required by the notice is to be made, and shall also name the place where payment is to be made. The notice shall also state that, in the event of non-payment at or before the appointed time, the shares in respect of which the call was made will be liable to be forfeited. If the requirements of any such notice are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of our Board to that effect. Such forfeiture will include all dividends and bonuses declared in respect of the forfeited share and not actually paid before the forfeiture. A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares but shall, nevertheless, remain liable to pay to our Company all monies which, as at the date of forfeiture, were payable by him to our Company in respect of the shares together with (if our Board shall in its discretion so require) interest thereon from the date of forfeiture until payment at such rate not exceeding 20 per cent per annum as our Board may prescribe.

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Redemption of Ordinary Shares. The Companies Act and our Memorandum and Articles permit us to purchase our own shares. In accordance with our Articles, provided the necessary shareholders or board approval have been obtained and requirements under the Companies Act have been satisfied, we may issue shares on terms that are subject to redemption at our option on such terms and in such manner as may be determined by our Board of Directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our Company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares issued and outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Inspection of Books and Records. Holders of our Ordinary Shares have no general right under our Articles to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Issuance of Additional Shares. Our Memorandum and Articles authorize our Board of Directors to issue additional Ordinary Shares from time to time as our Board of Directors shall determine, to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of Ordinary Shares.

Anti-Takeover Provisions. Some provisions of our Memorandum and Articles may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable. Our authorized, but unissued Ordinary Shares are available for future issuance without shareholders’ approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Ordinary Shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may not issue negotiable or bearer shares, but may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

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“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

Nomination and Removal of Directors and Filling Vacancies on Board. Nomination and removal of directors and filling of board vacancies are governed by the terms of the memorandum and articles of association. At any time or from time to time, the Board shall have the power to appoint any person as a Director either to fill a casual vacancy on the Board or as an additional Director to the existing Board subject to any maximum number of Directors, if any, as may be determined by the members in general meeting. Any Director so appointed to fill a casual vacancy shall hold office only until the first general meeting of the company after his appointment and be subject to re-election at such meeting. Any Director so appointed as an addition to the existing Board shall hold office only until the first annual general meeting of the company after his appointment and be eligible for re-election at such meeting. Any Director so appointed by the Board shall not be taken into account in determining the Directors or the number of Directors who are to retire by rotation at an annual general meeting.

At each annual general meeting, one-third of the Directors for the time being shall retire from office by rotation. However, if the number of Directors is not a multiple of three, then the number nearest to but not less than one-third shall be the number of retiring Directors. The Directors to retire in each year shall be those who have been in office longest since their last re-election or appointment but, as between persons who became or were last re-elected Directors on the same day, those to retire shall (unless they otherwise agree among themselves) be determined by lot.

No person, other than a retiring Director, shall, unless recommended by the Board for election, be eligible for election to the office of Director at any general meeting, unless notice in writing of the intention to propose that person for election as a Director and notice in writing by that person of his willingness to be elected has been lodged at the head office or at the registration office of the company. The period for lodgment of such notices shall commence no earlier than the day after despatch of the notice of the relevant meeting and end no later than seven days before the date of such meeting and the minimum length of the period during which such notices may be lodged must be at least seven days.

A Director is not required to hold any shares in the company by way of qualification nor is there any specified upper or lower age limit for Directors either for accession to or retirement from the Board.

A Director may be removed by an ordinary resolution of the company before the expiration of his term of office (but without prejudice to any claim which such Director may have for damages for any breach of any contract between him and the company) and the company may by ordinary resolution appoint another in his place. Any Director so appointed shall be subject to the retirement by rotation provisions.

The office of a Director shall be vacated if he:

(vi)	resigns;

(vii)	dies;

(viii)	is declared to be of unsound mind and the Board resolves that his office be vacated;

(ix)	becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors generally;

(x)	he is prohibited from being or ceases to be a director by operation of law;

(xi)	without special leave, is absent from meetings of the Board for six consecutive months, and the Board resolves that his office is vacated;

(xii)	has been required by the stock exchange of the Relevant Territory (as defined in the Articles) to cease to be a Director; or

(xiii)	is removed from office by the requisite majority of the Directors or otherwise pursuant to the Articles.

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From time to time the Board may appoint one or more of its body to be managing director, joint managing director or deputy managing director or to hold any other employment or executive office with the company for such period and upon such terms as the Board may determine, and the Board may revoke or terminate any of such appointments. The Board may also delegate any of its powers to committees consisting of such Director(s) or other person(s) as the Board thinks fit, and from time to time it may also revoke such delegation or revoke the appointment of and discharge any such committees either wholly or in part, and either as to persons or purposes, but every committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may from time to time be imposed upon it by the Board.

Shareholder Proposals. Extraordinary general meetings shall be convened on the requisition of one or more members holding, as at the date of deposit of the requisition, not less than one-tenth of the paid-up capital of the company having the right of voting at general meetings. Such requisition shall be made in writing to the board or the secretary of the company for the purpose of requiring an extraordinary general meeting to be called by the board for the transaction of any business specified in such requisition. Such meeting shall be held within two months after the deposit of such requisition. If within 21 days of such deposit, the board fails to proceed to convene such meeting, the requisitionist(s) himself (themselves) may do so in the same manner, and all reasonable expenses incurred by the requisitionist(s) as a result of the failure of the board shall be reimbursed to the requisitionist(s) by the company.

Approval of Corporate Matters by Written Consent. A special resolution of the company must be passed by a majority of not less than two-thirds of the votes cast by such members as, being entitled so to do, vote in person or by proxy or, in the case of members which are corporations, by their duly authorized representatives or by proxy at a general meeting of which notice specifying the intention to propose the resolution as a special resolution has been duly given.

Under the Companies Act, a copy of any special resolution must be forwarded to the Registrar of Companies in the Cayman Islands within 15 days of being passed.

An ordinary resolution, by contrast, is a resolution passed by a simple majority of the votes of such members of the company as, being entitled to do so, vote in person or, in the case of members which are corporations, by their duly authorized representatives or by proxy at a general meeting of which notice has been duly given.

A resolution in writing signed by or on behalf of all members shall be treated as an ordinary resolution duly passed at a general meeting of the company duly convened and held, and where relevant as a special resolution so passed.

Preferred Shares

The Directors may authorize the division of Shares into any number of Classes and the different Classes shall be authorized, established and designated (or re-designated as the case may be) and the variations in the relative rights (including, without limitation, voting, dividend and redemption rights), restrictions, preferences, privileges and payment obligations as between the different Classes (if any) may be fixed and determined by the Directors or by a Special Resolution. The Directors may issue Shares with such preferred or other rights, all or any of which may be greater than the rights of Ordinary Shares, at such time and on such terms as they may think appropriate. The Directors may issue from time to time, out of the authorized share capital of the Company (other than the authorized but unissued Ordinary Shares), series of preferred shares which may carry rights more preferential than the rights of Ordinary Shares, at such time and on such terms as they may think appropriate in their absolute discretion and without approval of the Shareholders; provided, however, before any preferred shares of any such series are issued, the Directors shall by resolution of Directors determine, with respect to any series of preferred shares, the terms and rights of that series, including:

(a)	the designation of such series, the number of preferred shares to constitute such series and the subscription price thereof if different from the par value thereof;

(b)	whether the preferred shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

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(c)	the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of any other class or any other series of shares;

(d)	whether the preferred shares of such series shall be subject to redemption by the Company, and, if so, the times, prices and other conditions of such redemption;

(e)	whether the preferred shares of such series shall have any rights to receive any part of the assets available for distribution amongst the Shareholders upon the liquidation of the Company, and, if so, the terms of such liquidation preference, and the relation which such liquidation preference shall bear to the entitlements of the holders of shares of any other class or any other series of shares;

(f)	whether the preferred shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the preferred shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(g)	whether the preferred shares of such series shall be convertible into, or exchangeable for, shares of any other class or any other series of preferred shares or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(h)	the limitations and restrictions, if any, to be effective while any preferred shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of, the existing shares or shares of any other class of shares or any other series of preferred shares;

(i)	the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issue of any additional shares, including additional shares of such series or of any other class of shares or any other series of preferred shares; and

(j)	any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof;

and, for such purposes, the Directors may reserve an appropriate number of Shares for the time being unissued.

You should refer to the prospectus supplement relating to the series of preferred shares being offered for the specific terms of that series, including:

● title of the series and the number of shares in the series;

● the price at which the preferred shares will be offered;

● the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred shares being offered will cumulate;

● the voting rights, if any, of the holders of preferred shares being offered;

● the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred shares being offered, including any restrictions on the foregoing as a result of arrearage in the payment of dividends or sinking fund installments;

● the liquidation preference per share;

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● the terms and conditions, if applicable, upon which the preferred shares being offered will be convertible into our Ordinary Shares, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

● the terms and conditions, if applicable, upon which the preferred shares being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

● any listing of the preferred shares being offered on any securities exchange;

● a discussion of any material federal income tax considerations applicable to the preferred shares being offered;

● any preemptive rights;

● the relative ranking and preferences of the preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

● any limitations on the issuance of any class or series of preferred shares ranking senior or equal to the series of preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

● any additional rights, preferences, qualifications, limitations and restrictions of the series.

Upon issuance, the preferred shares will be fully paid and non-assessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

Any preferred share terms selected by the Board could decrease the amount of earnings and assets available for distribution to holders of our Ordinary Shares or adversely affect the rights and power, including voting rights, of the holders of our Ordinary Shares without any further vote or action by the stockholders. The rights of holders of our Ordinary Shares will be subject to, and may be adversely affected by, the rights of the holders of any preferred shares that may be issued by us in the future. The issuance of preferred shares could also have the effect of delaying or preventing a change in control of our company or make removal of management more difficult.

Anti-Money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the Directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”) or any other applicable law. Depending on the circumstances of each application, a detailed verification of identity might not be required where:

(a)	the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

(b)	the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

(c)	the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

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For the purposes of these exceptions, recognition of a financial institution, regulatory authority or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any payment to a shareholder if our Directors or officers suspect or are advised that the payment to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority (“FRA”) of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the FRA, pursuant to the Terrorism Act (Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection in the Cayman Islands — Privacy Notice

This privacy notice explains the manner in which the company collects, processes and maintains personal data about investors of our Company pursuant to the Data Protection Act (Revised), of the Cayman Islands, as amended from time to time and any regulations, codes of practice or orders promulgated pursuant thereto (“DPA”).

Our Company is committed to processing personal data in accordance with the DPA. In its use of personal data, our Company will be characterized under the DPA as a ‘data controller’, whilst certain of our Company’s service providers, affiliates and delegates may act as ‘data processors’ under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to the company.

This privacy notice puts our shareholders on notice that, by virtue of making an investment in our Company, our Company and certain of our Company’s service providers may collect, record, store, transfer and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for our Company to perform a contract to which you are a party or for taking pre-contractual steps at your request (b) where the processing is necessary for compliance with any legal, tax or regulatory obligation to which the company is subject or (c) where the processing is for the purposes of legitimate interests pursued by the company or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our Company’s service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion and financial crime or compliance with a court order).

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Your personal data shall not be held by our Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

Our Company will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into our Company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our Company’s obligation in this respect) (b) the right to obtain a copy of your personal data (c) the right to require us to stop direct marketing (d) the right to have inaccurate or incomplete personal data corrected (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial) (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer or wish to transfer your personal data, general measures we take to ensure the security of personal data and any information available to us as to the source of your personal data (h) the right to complain to the Office of the Ombudsman of the Cayman Islands and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our Company’s responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

Comparison of Shareholder Rights

We are incorporated under the laws of the Cayman Islands. The following discussion summarizes material differences between the rights of holders of our Shares (assuming we have been converted into a public company and the consummation of the offering) and the rights of holders of the Ordinary Shares of a typical corporation incorporated under the laws of the state of Delaware which result from differences in governing documents and the laws of the Cayman Islands and Delaware.

This discussion does not purport to be a complete or comprehensive statement of the rights of holders of our Shares under applicable law in the Cayman Islands and our memorandum and articles of association or the rights of holders of the Ordinary Shares of a typical corporation under applicable Delaware law and a typical certificate of incorporation and bylaws.

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	Delaware	Cayman Islands

Title of Organizational Documents	Certificate of Incorporation and Bylaws	Certificate of Incorporation and Memorandum and Articles of Association

Duties of Directors	Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors owe fiduciary duties of care and loyalty to the corporation and its shareholders. The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in all of their responsibilities, including overseeing and investigating the conduct of the corporation’s employees. The duty of loyalty requires that a director act in good faith, not out of self-interest, and in a manner that the director reasonably believes to be in the best interests of the shareholders and the corporation.

As a matter of Cayman Islands law, directors of Cayman Islands companies owe fiduciary duties to their respective companies to, amongst other things, act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. Core duties are:

● a duty to act in good faith in what the directors bona fide consider to be the best interests of the company (and in this regard, it should be noted that the duty is owed to the company and not to associate companies, subsidiaries or holding companies);

● a duty not to personally profit from opportunities that arise from the office of director;

● a duty of trusteeship of the company’s assets;

● a duty not to put himself in a position where the structures of a company conflict of his or her personal interest on his or her duty to a third party to avoid conflicts of interest; and

● a duty to exercise powers for the purpose for which such powers were conferred.

A director of a Cayman Islands company also owes the company a duty to act with skill, care and diligence. A director need not exhibit in the performance of his or her duties a greater degree of skill than may be reasonably expected from a person of his or her knowledge and experience. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Limitations on Personal Liability of Directors	Subject to the limitations described below, a certificate of incorporation may provide for the elimination or limitation of the personal liability of a director to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director. Such a provision cannot eliminate or limit liability for breach of the fiduciary duty of loyalty, bad faith, intentional misconduct, a knowing violation of law, a transaction from which the director derived an improper personal benefit, an unlawful payment of dividends or an unlawful share purchase or redemption. In addition, the certificate of incorporation cannot limit liability for any act or omission occurring prior to the date when such provision becomes effective.	The Companies Act does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers. However, as a matter of public policy, Cayman Islands law will not allow the limitation of a director’s liability to the extent that the liability is a consequence of the director committing a crime or of the director’s own fraud, dishonesty or willful default.

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	Delaware	Cayman Islands

Indemnification of Directors, Officers, Agents, and Others	A corporation has the power to indemnify any director, officer, employee, or agent of corporation who was, is, or is threatened to be made a party to a proceeding (other than a derivative proceeding), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all reasonably incurred expenses, judgments and amounts paid in settlement so long as the person acted in good faith and in a manner the person believed to be in, or not opposed to, the best interests of the corporation, and if with respect to a criminal proceeding, the person had no reasonable cause to believe that his or her conduct would be unlawful.	The Cayman Islands laws do not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, save to the extent any such provision may be held by the court to be contrary to public policy, for example, where a provision purports to provide indemnification against the consequences of committing a crime.

A corporation has the power to indemnify a director, officer, employee or agent in connection with the defense or settlement of a derivative action against expenses reasonable and actually incurred provided such person acted in good faith and in a manner he or she reasonably believe to be in, or not opposed to, the corporation’s best interest and if such person has been adjudged liable only if a court determines that the person is fairly and reasonably entitled to indemnification. To the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any proceeding, such person shall be indemnified against expenses actually and reasonably incurred.

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	Delaware	Cayman Islands
Interested Directors

Under Delaware law, a transaction between a corporation and a director or with another organization in which a director has a financial interest shall not be void or voidable solely for that reason, solely because the director participates in the meeting at which the board authorizes the transaction, or solely because any such director’s votes are counted for such purpose, if (i) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum, (ii) such material facts are disclosed or are known to the shareholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the shareholders, or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, a director could be held liable for any transaction in which such director derived an improper personal benefit.

Interested director transactions are governed by the terms of a company’s memorandum and articles of association. With the exception of the office of auditor of the Company, a Director may hold any other office or place of profit with the Company in conjunction with his office of Director for such period and upon such terms as the Board may determine, and may be paid such extra remuneration for that other office or place of profit, in whatever form, in addition to any remuneration provided for by or pursuant to any other Articles. A Director may be or become a director, officer or member of any other company in which the Company may be interested, and shall not be liable to account to the Company or the members for any remuneration or other benefits received by him as a director, officer or member of such other company. The Board may also cause the voting power conferred by the shares in any other company held or owned by the Company to be exercised in such manner in all respects as it thinks fit, including the exercise in favor of any resolution appointing the Directors or any of them to be directors or officers of such other company.

No Director or intended Director shall be disqualified by his office from contracting with the Company, nor shall any such contract or any other contract or arrangement in which any Director is in any way interested be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or arrangement by reason only of such Director holding that office or the fiduciary relationship established by it. A Director who is, in any way, materially interested in a contract or arrangement or proposed contract or arrangement with the Company shall declare the nature of his interest at the earliest meeting of the Board at which he may practically do so.

There is no power to freeze or otherwise impair any of the rights attaching to any share by reason that the person or persons who are interested directly or indirectly in that share have failed to disclose their interests to the Company. A Director shall not vote or be counted in the quorum on any resolution of the Board in respect of any contract or arrangement or proposal in which he or any of his close associate(s) has/have a material interest, and if he shall do so his vote shall not be counted nor shall he be counted in the quorum for that resolution, but this prohibition shall not apply to any of the following matters:

(i) the giving of any security or indemnity to the Director or his close associate(s) in respect of money lent or obligations incurred or undertaken by him or any of them at the request of or for the benefit of the Company or any of its subsidiaries;

(ii) the giving of any security or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiaries for which the Director or his close associate(s) has/have himself/themselves assumed responsibility in whole or in part whether alone or jointly under a guarantee or indemnity or by the giving of security;

(iii) any proposal concerning an offer of shares, debentures or other securities of or by the Company or any other company which the Company may promote or be interested in for subscription or purchase, where the Director or his close associate(s) is/are or is/are to be interested as a participant in the underwriting or sub- underwriting of the offer;

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	Delaware	Cayman Islands

(iv) any proposal or arrangement concerning the benefit of employees of the Company or any of its subsidiaries, including the adoption, modification or operation of either: (i) any employees’ share scheme or any share incentive or share option scheme under which the Director or his close associate(s) may benefit; or (ii) any of a pension fund or retirement, death or disability benefits scheme which relates to Directors, their close associates and employees of the Company or any of its subsidiaries and does not provide in respect of any Director or his close associate(s) any privilege or advantage not generally accorded to the class of persons to which such scheme or fund relates; and

(v) any contract or arrangement in which the Director or his close associate(s) is/are interested in the same manner as other holders of shares, debentures or other securities of the Company by virtue only of his/their interest in those shares, debentures or other securities.

Voting Requirements

Delaware’s default rule is that the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter is needed for corporate action (other than the election of directors). Certain actions, such as charter amendments, most mergers, dissolution and sales of all or substantially all of the corporation’s assets, require the affirmative vote of the majority of the outstanding voting power of the shares of the corporation entitled to vote. The certificate of incorporation may include a provision requiring supermajority approval by the directors or shareholders for any corporate action.

In addition, under Delaware law, certain business combinations involving interested shareholders require approval by a supermajority of the non-interested shareholders unless the corporation’s board of directors approves the business combination or the transaction that resulted in the shareholder becoming an interested shareholder prior to the time the shareholder became an interested shareholder or another exemption applies.

For the protection of shareholders, certain matters must be approved by special resolution of the shareholders as a matter of Cayman Islands law, including alteration of the memorandum or articles of association, appointment of inspectors to examine company affairs, reduction of share capital (subject, in relevant circumstances, to court approval), change of name, authorization of a plan of merger or transfer by way of continuation to another jurisdiction or consolidation or voluntary winding up of the company.

The Companies Act requires that a special resolution be passed by a super majority of at least two-thirds or such higher percentage as set forth in the memorandum and articles of association, of shareholders being entitled to vote and do vote in person or by proxy at a general meeting, or by unanimous written consent of shareholders entitled to vote at a general meeting.

The Companies Act defines “special resolutions” only. A company’s memorandum and articles of association can therefore tailor the definition of “ordinary resolutions” as a whole, or with respect to specific provisions.

Voting for Directors	Under Delaware law, unless otherwise specified in the certificate of incorporation or bylaws of the corporation, directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.	Directors are appointed in accordance with the terms of the memorandum and articles of association of the company.

Cumulative Voting	There is no cumulative voting for the election of directors unless the corporation’s certificate of incorporation provides for cumulative voting.	No cumulative voting for the election of directors unless so provided in the memorandum and articles of association.

Directors’ Powers Regarding Bylaws	The certificate of incorporation may grant the directors the power to adopt, amend or repeal the corporation’s bylaws. The shareholders of the corporation possess the inherent right to adopt, amend or repeal the bylaws.	Certain provisions of the memorandum and articles of association may only be amended by a special resolution of the shareholders. For example, by special resolutions of the company may alter the memorandum with respect to any objects, powers or other matters specified in it.

Mergers and Similar Arrangements	Under Delaware law, with certain exceptions, a merger, consolidation, or sale of all or substantially all of the assets of a corporation must be approved by the board of directors and by a majority of the outstanding voting power of the shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain mergers are entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value (as determined by the Delaware Court of Chancery) of the shares held by such shareholder in lieu of the consideration such shareholder would otherwise receive in the transaction.

The Companies Act provides for the merger or consolidation of two or more companies into a single entity. The legislation makes a distinction between a “consolidation” and a “merger.” In a consolidation, a new entity is formed from the combination of each participating company, and the separate consolidating parties, as a consequence, cease to exist and are each stricken by the Registrar of Companies. In a merger, one company remains as the surviving entity, having in effect absorbed the other merging parties that are then stricken and cease to exist.

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Delaware	Cayman Islands

Delaware law also provides that a parent entity, by resolution of its board of directors, may merge with any subsidiary corporation, of which it owns at least 90% of each class of capital stock without a vote by shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights unless the subsidiary is wholly owned.

Two or more Cayman-registered companies may merge or consolidate. Cayman-registered companies may also merge or consolidate with foreign companies provided that the laws of the foreign jurisdiction permit such merger or consolidation.

Under the Companies Act, a plan of merger or consolidation shall be authorized by each constituent company by way of (i) a special resolution of the members of each such constituent company; and (ii) such other authorization, if any, as may be specified in such constituent company’s memorandum and articles of association.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a subsidiary is a company of which at least ninety percent (90%) of the votes are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent seventy-five percent (75%) in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

● the statutory provisions as to the required majority vote have been met;

● the shareholders have been fairly represented at the meeting in question;

● the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

● the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority”.

When a takeover offer is made and accepted by holders of not less than 90.0% of the shares affected within four (4) months, the offeror may, within a two (2) month period commencing on the expiration of such four (4) month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

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	Delaware	Cayman Islands

Shareholder Suits	Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action but such discretion is rarely used. Generally, Delaware follows the American rule under which each party bears its own costs.

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

● a company acts or proposes to act illegally or ultra vires;

● the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

● those who control the company are perpetrating a “fraud on the minority

Inspection of Corporate Records	Under Delaware law, shareholders of a corporation, upon written demand under oath stating the purpose thereof, have the right during normal business hours to inspect for any proper purpose, and to make copies and extracts of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.	Shareholders of a Cayman Islands exempted company have no general right under Cayman Islands law to inspect or obtain copies of a list of shareholders or other corporate records (other than copies of our memorandum and articles, the register of mortgages or charges, and any special resolutions passed by our shareholders) of the company. However, these rights may be provided in the company’s memorandum and articles of association. The Registrar of Companies shall make available the list of the names of the current directors of the Company (and where applicable the current alternate directors of the Company) for inspection by any person upon payment of a fee by such person.

Calling of Special Shareholders Meetings	Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bylaws to call a special meeting of shareholders.	The Companies Act does not have provisions governing the proceedings of shareholders meetings which are usually provided in the memorandum and articles of association.

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DESCRIPTION OF OUR DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. Such convertible debt may be exchangeable for and/or convertible into Ordinary Shares or any of the other securities that may be sold under this prospectus. The debt securities will be issued under one or more separate indentures between us and a designated trustee. We will include in a prospectus supplement the specific terms of each series of senior or subordinated debt securities being offered, including the terms, if any, on which a series of senior or subordinated debt securities may be convertible into or exchangeable for other securities. In addition, the material terms of any indenture, which will govern the rights of the holders of our senior or subordinated debt securities will be set forth in the applicable prospectus supplement.

We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

DESCRIPTION OF OUR WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the warrants that we may offer under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

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DESCRIPTION OF OUR UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit certificate that contains the terms of the units.

Transfer Agent and Registrar

The transfer agent and branch registrar for our Ordinary Shares, which will maintain our branch register located in the United States, will be VStock Transfer, LLC. Its address is 18 Lafayette Place, Woodmere, NY 11598.

NASDAQ Capital Market Listing

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “SPPL.”

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

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If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our Ordinary Shares, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

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TAXATION

The following are material Cayman Islands tax, Singapore tax and U.S. federal income tax considerations relevant to an investment in our Shares. This discussion does not address all of the tax consequences that may be relevant in light of the investor’s particular circumstances. Potential investors should consult their tax advisers regarding the Cayman Islands Singapore, U.S. federal, state and local, and non-U.S. tax consequences of owning and disposing of our Shares in their particular circumstances.

Cayman Islands Tax Considerations

The statements made herein regarding Cayman Islands tax considerations are the opinion of Harney Westwood & Riegels Singapore LLP, our Cayman Islands legal counsel.

Pursuant to Section 6 of the Tax Concessions Act (Revised) of the Cayman Islands, our Company has obtained an undertaking from the Financial Secretary: (a) that no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to our Company or its operations; and (b) that the aforesaid tax or any tax in the nature of estate duty or inheritance tax shall not be payable on or in respect of the shares, debentures or other obligations of our Company or by way of withholding in whole or in part of any relevant payment as defined in section 6(3) of the Tax Concessions Act (Revised) of the Cayman Islands. The undertaking for our Company is for a period of 20 years from 29 August 2022.

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered with the United Kingdom in 2010 but is otherwise is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Shares, nor will gains derived from the disposal of our Shares be subject to Cayman Islands income or corporation tax.

No stamp duty is payable in the Cayman Islands in respect of the issue of our Shares or on an instrument of transfer in respect of our Shares, so long as the instrument of transfer is not executed in, brought to, or produced before a court of the Cayman Islands.

Singaporean Tax Considerations

The statements made herein regarding taxation are general in nature and based on certain aspects of current tax laws of Singapore and administrative guidelines issued by the relevant authorities in force as of the date of this prospectus and are subject to any changes in such laws or administrative guidelines, or in the interpretation of these laws or guidelines, occurring after such date, which could be made on a retrospective basis. These laws and guidelines are also subject to various interpretations and the relevant tax authorities or the courts could later disagree with the explanations or conclusions set out below. The statements below are not to be regarded as advice on the tax position of any holder of our Shares or of any person acquiring, selling or otherwise dealing with our Shares or on any tax implications arising from the acquisition, sale or other dealings in respect of our Shares. The statements made herein do not purport to be a comprehensive or exhaustive description of all of the tax considerations that may be relevant to a decision to purchase, own or dispose of our Shares and do not purport to deal with the tax consequences applicable to all categories of investors, some of which (such as dealers in securities) may be subject to special rules. Prospective holders of our Shares are advised to consult their own tax advisers as to the Singapore or other tax consequences of the acquisition, ownership of or disposal of our Shares. The statements below regarding the Singapore tax treatment of dividends received in respect of our Shares are based on the assumption that the Company is tax resident in Singapore for Singapore income tax purposes. It is emphasized that neither the Company nor any other persons involved in this prospectus accepts responsibility for any tax consequences or liabilities resulting from the subscription for, purchase, holding or disposal of our Shares.

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Corporate Income Tax

A company established outside Singapore but whose governing body, being the board of directors, usually exercises de facto control and management of its business in Singapore, could be considered tax resident in Singapore. Typically, the location of the company’s board of directors meetings where strategic decisions are made determines where the control and management is exercised. Where board resolutions are passed in the form of written consent signed by the directors each acting in their own jurisdictions, the location of the majority of the board when they sign such consent can influence the place of de facto control and management of the company.

A Singapore tax resident company is subject to Singapore income tax on income accruing in or derived from Singapore and on foreign-sourced income received or deemed to be received in Singapore, unless certain exemptions apply.

Foreign-sourced income in the form of dividends, branch profits and service income received or deemed to be received in Singapore by a Singapore tax resident company is exempt from Singapore income tax if the following conditions are met:

(i)	such income is subject to tax of a similar character to income tax (by whatever name called) under the law of the territory from which such income is received;

(ii)	at the time the income is received in Singapore, the highest rate of tax of a similar character to income tax (by whatever name called) levied under the law of the territory from which the income is received on any gains or profits from any trade or business carried on by any company in that territory at that time is not less than 15%; and

(iii)	the Comptroller is satisfied that the tax exemption would be beneficial to the Singapore tax resident company.

The corporate tax rate in Singapore is currently 17%. From YA 2020 onwards, three-quarters of a company’s first S$10,000 of its normal chargeable income, and half of its next S$190,000 of normal chargeable income are exempt from corporate tax.

Newly incorporated companies will also, subject to certain conditions and exceptions, be eligible for tax exemption on three-quarters of the company’s first S$100,000 of normal chargeable income, and half of its next $100,000 of normal chargeable income, for each of the company’s first three YAs falling in or after YA 2020.

Dividend Distributions

Under Singapore’s one-tier corporate tax system, dividends paid by a Singapore tax resident company are exempt from Singapore income tax in the hands of its shareholders, regardless of whether the shareholder is a company or an individual and whether or not the shareholder is a Singapore tax resident.

Gains on Disposal of our Shares

Singapore does not impose tax on capital gains. There are no specific laws or regulations which deal with the characterization of whether a gain is income or capital in nature. Gains arising from the disposal of our Shares may be construed to be of an income nature and subject to Singapore income tax, especially if they arise from activities which the IRAS regards as the carrying on of a trade or business in Singapore.

Holders of our Shares who apply, or who are required to apply, the Singapore Financial Reporting Standard (“FRS”) 39, FRS 109 or Singapore Financial Reporting Standard (International) 9 (“SFRS(I) 9”) (as the case may be) may for the purposes of Singapore income tax be required to recognize gains or losses (not being gains or losses in the nature of capital) in accordance with the provisions of FRS 39, FRS 109 or SFRS(I) 9 (as modified by the applicable provisions of Singapore income tax law) even though no sale or disposal of our Shares is made.

Holders of our Shares should consult their accounting and tax advisers regarding the Singapore income tax consequences of their acquisition, holding and disposal of our Shares.

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Estate Duty

Singapore estate duty was abolished with respect to all deaths occurring on or after February 15, 2008.

Material United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) of the ownership and disposition of our Ordinary Shares. This summary applies only to U.S. Holders that hold our Ordinary Shares as capital assets (generally, property held for investment) and that have the U.S. dollar as their functional currency. This summary is based on U.S. federal tax laws in effect as of the date of this prospectus, on U.S. Treasury regulations in effect or, in some cases, proposed as of the date of this prospectus, and judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which could apply retroactively and could affect the tax consequences described below. No ruling has been sought from the Internal Revenue Service (“IRS”) with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. Moreover, this summary does not address the U.S. federal estate, gift, backup withholding, and alternative minimum tax considerations, or any state, local, and non-U.S. tax considerations, relating to the ownership and disposition of our Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

●	financial institutions or financial services entities;

●	underwriters;

●	insurance companies;

●	pension plans;

●	cooperatives;

●	regulated investment companies and regulated investment companies;

●	real estate investment trusts;

●	grantor trusts;

●	broker-dealers;

●	traders that elect to use a mark-to-market method of accounting;

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●	governments or agencies or instrumentalities thereof;

●	certain former U.S. citizens or long-term residents;

●	tax-exempt entities (including private foundations);

●	persons liable for alternative minimum tax;

●	persons holding stock as part of a straddle, hedging, conversion or other integrated transaction;

●	persons whose functional currency is not the U.S. dollar;

●	passive foreign investment companies;

●	controlled foreign corporations;

●	persons that actually or constructively own 5% or more of the total combined voting power of all classes of our voting stock; or

●	partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding Ordinary Shares through such entities.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF U.S. FEDERAL TAXATION TO THEIR PARTICULAR CIRCUMSTANCES, AND THE STATE, LOCAL, NON-U.S., OR OTHER TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

Taxation of Dividends and Other Distributions on Ordinary Shares

Subject to the discussion below under “Passive Foreign Investment Company Rules,” any cash distributions (including the amount of any UK tax withheld) paid on our Ordinary Shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution we pay will generally be treated as a “dividend” for U.S. federal income tax purposes. A non-corporate U.S. Holder will be subject to tax on dividend income from a “qualified foreign corporation” at a lower applicable capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that certain holding period requirements are met. A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) will generally be considered to be a qualified foreign corporation (i) if it is eligible for the benefits of a comprehensive tax treaty with the United States that the U.S. Secretary of Treasury determines is satisfactory for purposes of this provision and includes an exchange of information program, or (ii) with respect to any dividend it pays on stock that is readily tradable on an established securities market in the United States, including Nasdaq. It is unclear whether dividends that we pay on our Shares will meet the conditions required for the reduced tax rate. If we are eligible for such benefits, dividends we pay on our Ordinary Shares, would be eligible for the reduced rates of taxation described in this paragraph. You are urged to consult your tax advisor regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares. Dividends received on our Ordinary Shares will not be eligible for the dividends-received deduction allowed to corporations.

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Dividends will generally be treated as income from foreign sources for U.S. foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s individual facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit not in excess of any applicable treaty rate in respect of any foreign withholding taxes imposed on dividends received on our Ordinary Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and their outcome depends in large part on the U.S. Holder’s individual facts and circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Taxation of Sale or Other Disposition of Ordinary Shares

Subject to the discussion below under “Passive Foreign Investment Company Rules,” a U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of Ordinary Shares in an amount equal to the difference between the amount realized upon the disposition and the U.S. Holder’s adjusted tax basis in such Ordinary Shares. Any capital gain or loss will be long term if the Ordinary Shares have been held for more than one year and will generally be U.S.-source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of non-corporate taxpayers are currently eligible for reduced rates of taxation. In the event that gain from the disposition of the Ordinary Shares is subject to tax in the UK, such gain may be treated as UK-source gain under the United States-UK income tax treaty. The deductibility of a capital loss may be subject to limitations. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our Ordinary Shares, including the availability of the foreign tax credit under their particular circumstances.

Passive Foreign Investment Company Rules

A non-U.S. corporation, such as our company, will be classified as a PFIC, for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash and cash equivalents are categorized as passive assets and the company’s goodwill and other unbooked intangibles are taken into account as non-passive assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

No assurance can be given as to whether we may be or may become a PFIC, as this is a factual determination made annually that will depend, in part, upon the composition of our income and assets. Furthermore, the composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. Under circumstances where our revenue from activities that produce passive income significantly increase relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming classified as a PFIC may substantially increase. In addition, because there are uncertainties in the application of the relevant rules, it is possible that the Internal Revenue Service may challenge our classification of certain income and assets as non-passive or our valuation of our tangible and intangible assets, each of which may result in our becoming a PFIC for the current or subsequent taxable years. If we were classified as a PFIC for any year during which a U.S. Holder held our Ordinary Shares, we generally would continue to be treated as a PFIC for all succeeding years during which such U.S. Holder held our Ordinary Shares even if we cease to be a PFIC in subsequent years, unless certain elections are made.

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If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Ordinary Shares), and (ii) any gain realized on the sale or other disposition of Ordinary Shares. Under these rules,

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares;

●	the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income;

●	the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year; and

●	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each prior taxable year, other than a pre-PFIC year, of the U.S. Holder.

If we are treated as a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, or if any of our subsidiaries is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of any lower-tier PFICs for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that such stock is “regularly traded” within the meaning of applicable U.S. Treasury regulations. If our Ordinary Shares qualify as being regularly traded, and an election is made, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Ordinary Shares held at the end of the taxable year over the adjusted tax basis of such Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the Ordinary Shares over the fair market value of such Ordinary Shares held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the U.S. Holder will not be required to take into account the gain or loss described above during any period that such corporation is not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our Ordinary Shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

Furthermore, as another alternative to the foregoing rules, a U.S. Holder that owns stock of a PFIC generally may make a qualified electing fund (“QEF”) election regarding such corporation to elect out of the PFIC rules described above regarding excess distributions and recognized gains. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our Ordinary Shares and the U.S. Holder did not make either (a) a timely QEF election under Section 1295 of the Code for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our Ordinary Shares or (b) a QEF election along with a “purging election,” both of which are discussed further below, such holder generally will be subject to special rules with respect to:

●	any gain recognized by the U.S. Holder on the sale or other disposition of its Ordinary Shares (including a redemption treated as a sale or exchange); and

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●	any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Ordinary Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for our Ordinary Shares).

Under these rules,

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for our Ordinary Shares;

●	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which it qualified as a PFIC, will be taxed as ordinary income;

●	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

●	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above with respect to its Ordinary Shares by making a timely QEF election (or a QEF election along with a purging election), as described below. Pursuant to the QEF election, a U.S. Holder will be required to include in income its pro rata share of our net capital gain (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends.

The impact of the PFIC rules on a U.S. Holder of our Ordinary Shares will depend on whether the U.S. Holder has made a timely and effective election to treat us as a QEF, for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Ordinary Shares, or if the U.S. Holder made an effective QEF election along with a “purging election,” as discussed below. A U.S. Holder’s ability to make an effective QEF election with respect to us is contingent upon, among other things, the provision by us of certain information that would enable the U.S. Holder to make and maintain a QEF election. If we determine we are a PFIC for any taxable year, we will endeavor to provide to a U.S. Holder upon request such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election. However, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided. A U.S. Holder of a PFIC that made a timely and effective QEF election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Ordinary Shares, or that made a QEF election along with a purging election, as discussed below, is hereinafter referred to as an “Electing Shareholder.” A U.S. Holder that did not make a timely and effective QEF election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Ordinary Shares, or that did not make a QEF election along with a purging election, is hereinafter referred to as a “Non-Electing Shareholder.”

As indicated above, if a U.S. Holder of our Ordinary Shares has not made a timely and effective QEF election with respect to our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Ordinary Shares, such U.S. Holder generally may nonetheless qualify as an Electing Shareholder by filing on a timely filed U.S. income tax return (including extensions) a QEF election and a purging election to recognize under the rules of Section 1291 of the Code any gain that it would otherwise recognize if the U.S. Holder sold its Ordinary Shares for their fair market value on the “qualification date.” The qualification date is the first day of our tax year in which we qualifies as a QEF with respect to such U.S. Holder. The purging election can only be made if such U.S. Holder held Ordinary Shares on the qualification date. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will increase the adjusted tax basis in its Ordinary Shares by the amount of the gain recognized and will also have a new holding period in the Ordinary Shares for purposes of the PFIC rules.

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If a U.S. Holder owns our Ordinary Shares during any taxable year that we are a PFIC, the U.S. Holder must generally file an annual Internal Revenue Service Form 8621 and provide such other information as may be required by the U.S. Treasury Department, whether or not a QEF or mark-to-market election is or has been made. If we are or become a PFIC, you should consult your tax advisor regarding any reporting requirements that may apply to you.

The rules dealing with PFICs and with the QEF election and purging election (or a mark-to-market election) are very complex and are affected by various factors in addition to those described above. Accordingly, a U.S. Holder of our Ordinary Shares should consult its own tax advisor concerning the application of the PFIC rules to such securities under such holder’s particular circumstances.

Information Reporting and Backup Withholding

Certain U.S. Holders are required to report information to the Internal Revenue Service relating to an interest in “specified foreign financial assets,” including shares issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds $50,000 (or a higher dollar amount prescribed by the Internal Revenue Service), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a U.S. financial institution). These rules also impose penalties if a U.S. Holder is required to submit such information to the Internal Revenue Service and fails to do so.

In addition, dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to additional information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

THE PRECEDING DISCUSSION OF U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR ORDINARY SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

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MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See “Incorporation of Documents by Reference” below.

MATERIAL CHANGES

Except as otherwise described in our most recent annual report on Form 20-F, in our Reports on Form 6-K furnished under the Exchange Act and incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since December 31, 2024.

LEGAL MATTERS

The validity of the securities offered by this prospectus and other legal matters concerning this offering relating to Cayman Islands law will be passed upon for us by Harney Westwood & Riegels Singapore LLP. Certain legal matters relating to U.S. law will be passed upon for us by Loeb & Loeb LLP. Certain legal matters as to Singapore law will be passed upon for us by Drew & Napier LLC, our Singapore counsel.

EXPERTS

The audited consolidated financial statements as of December 31, 2024 and 2023 incorporated by reference in this prospectus from our annual report on Form 20-F for the fiscal year ended December 31, 2024 have been so included in reliance on the report of Audit Alliance LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The office of Audit Alliance LLP. is located at No 10 Anson Road, #20-16, International Plaza, Singapore 079903.

INTERESTS OF EXPERTS AND COUNSEL

No named expert of or counselor to us was employed on a contingent basis, or owns an amount of our shares (or those of our subsidiaries) which is material to that person, or has a material, direct or indirect economic interest in us or that depends on the success of the offering.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands, and all of our Directors and Executive Officers are residents outside the United States. In addition, a significant portion of our operations and business is conducted, and a substantial portion of our assets are located, outside the United States.

Although we are incorporated outside the United States, we have agreed to accept service of process in the United States through Cogency Global Inc., our agent designated for that purpose, located at 122 East 42nd Street, 18th Floor, New York, NY 10168. Nevertheless, since a substantial portion of the assets owned by us are located outside the United States, any judgment obtained in the United States against us may not be collectible within the United States.

An investor may or may not be able to commence an original action against us or our Directors or officers, or any person, before the courts outside the United States to enforce liabilities under United States federal securities laws, depending on the nature of the action.

There is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:

(a)	is given by a foreign court of competent jurisdiction;

(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)	is final;

(d)	is not in respect of taxes, a fine or a penalty;

(e)	was not obtained by fraud; and

(f)	is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

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INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

● our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on April 8, 2025;

● our Interim Unaudited Condensed Consolidated Financial Statements for the six months ended June 30, 2024 and 2025, as exhibited with our Current Report on Form 6-K filed with the SEC on October 7, 2025;

● our Current Reports on Form 6–K filed with the SEC on December 30, 2024, March 17, 2025, May 2, 2025, July 7, 2025, July 25, 2025, October 22, 2025 (in each case, except for information contained therein which is furnished rather than filed); and

● the description of our Ordinary Shares in our registration statement on Form 8–A filed with the SEC on September 12, 2023, including any amendments thereto or reports filed for the purpose of updating such description.

● any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

● any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Our annual report contains a description of our business primarily through our subsidiaries in Singapore and audited consolidated financial statements with reports by our independent auditors. The consolidated financial statements are prepared and presented in accordance with U.S. GAAP.

Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents incorporated by reference have been modified or superseded. Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

We will provide without charge to any person (including any beneficial owner) to whom this prospectus is delivered, upon oral or written request, a copy of any document incorporated by reference in this prospectus but not delivered with the prospectus (except for exhibits to those documents unless a documents states that one of its exhibits is incorporated into the document itself). Such request should be directed to: SIMPPLE LTD., 71 Ayer Rajah Crescent #03-07 Singapore 139951, Tel: +65 6816 2194.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and its securities, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act and we are required to file reports, proxy statements and other information with the SEC. These reports, proxy statements, and other information are available for inspection and copying at the SEC’s website referred to above. We also maintain a website at https://www.simpple.ai, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

The financial statements for the (i) fiscal years ended December 31, 2023 and 2024 are included in our Annual Report on Form 20-F for the year ended December 31, 2024, filed on April 8, 2025, and (ii) six months ended June 30, 2025 are included in our Unaudited Condensed Consolidated Financial Statements on Form 6-K for the six months ended June 30, 2025, filed on October 7, 2025, are both incorporated by reference into this prospectus.

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PRELIMINARY PROSPECTUS SUPPLEMENT

SIMPPLE LTD.

$5,000,000

[*], 2026